                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-12

Sprint Corporation
--------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

N/A
--------------------------------------------------------------------------------
Name of Person(s)Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

    5) Total fee paid:


--------------------------------------------------------------------------------


[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



    1) Amount Previously Paid:


--------------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------

    3) Filing Party:


--------------------------------------------------------------------------------

    4) Date Filed:


--------------------------------------------------------------------------------

                                                           Post Office Box 11315
                                                    Kansas City, Missouri 64112
[LOGO] Sprint

William T. Esrey
Chairman

                                          March 15, 2002

Dear Stockholder:

   On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of the Stockholders of Sprint Corporation. The Annual Meeting will be held at 10:00 a.m. on Tuesday, April 16, 2002, at Sprint World Headquarters, 2330 Shawnee Mission Parkway, Westwood, Kansas. The enclosed notice of the meeting and proxy statement contain detailed information about the business to be transacted at the meeting.

   The Board of Directors has nominated three of the four present Directors whose terms of office expire this year to continue to serve as Directors of Class I. Warren L. Batts, a Sprint Director since 1982 and a present Class I Director, will retire when his term of office expires at the Annual Meeting. The Board of Directors recommends that you vote for the nominees.

   You are also being asked to approve performance goals under which certain executives earn incentive compensation, and to approve the appointment of Ernst & Young LLP as independent auditors of Sprint for 2002. The Board of Directors recommends that you vote for these proposals.

   Four Stockholder proposals are also included in the proxy statement. For the reasons set forth in the proxy statement, the Board of Directors recommends a vote against each proposal.

   We encourage you to read this proxy statement and vote promptly. Doing so will save Sprint additional expenses of solicitation and will help ensure that as many shares as possible are represented.

                                          Sincerely,

                                          /s/ Bill Esrey
                                          Chairman

                              SPRINT CORPORATION

                                P.O. Box 11315
                          Kansas City, Missouri 64112

                               -----------------

                   Notice of Annual Meeting of Stockholders

                               -----------------

Time:

       10:00 a.m. (Central Daylight Time) on Tuesday, April 16, 2002

Place:

       Sprint World Headquarters
       2330 Shawnee Mission Parkway
       Westwood, Kansas

Purpose:

       . To elect three Class I Directors to serve for a term of three years

       . To approve performance goals under which certain executives earn incentive compensation so as to preserve Sprint's tax deduction under
         Section 162(m) of the Internal Revenue Code

       . To approve Ernst & Young LLP as our independent auditors for 2002

       . To vote on four Stockholder proposals if presented at the meeting

       . To conduct other business properly raised before the meeting and any adjournment or postponement of the meeting

Record Date:

       You may vote if you were a Stockholder of record on February 19, 2002

Proxy Voting:

       Your vote is important. You may vote in one of three ways:

       . by calling the toll-free number on the enclosed proxy card

       . via the Internet using instructions on the proxy card

       . by signing, dating, and returning your proxy card in the enclosed envelope

Westwood, Kansas
March 15, 2002
                                                 Thomas A. Gerke
                                                 Vice President, Corporate
                                                 Secretary and Associate
                                                 General Counsel

                               TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
Proxy Statement...................................................................................   1
   Stockholders entitled to vote..................................................................   1
   How to vote....................................................................................   1
   How proxies work...............................................................................   1
   How to revoke a proxy..........................................................................   2
   Required vote..................................................................................   2
   Costs of proxy solicitation....................................................................   2
   Delivery of proxy materials to households where two or more Stockholders reside................   2
   Viewing the proxy materials on-line............................................................   3
   Confidential voting policy.....................................................................   3
   Attending the meeting..........................................................................   3
   Stockholder proposals for next year............................................................   3
   Security ownership of certain beneficial owners................................................   4
   Security ownership of Directors and executive officers.........................................   4
   Section 16(a) beneficial ownership reporting compliance........................................   5
   Litigation.....................................................................................   5

Election of Directors (Item 1 on Proxy Card)......................................................   5
   Nominees for Director..........................................................................   6
   Directors continuing in office.................................................................   6
   Compensation of Directors......................................................................   7
   Board committees and Director meetings.........................................................   8
   Audit Committee report.........................................................................   9
   Compensation Committee report on executive compensation........................................  10
   Compensation Committee report on the Exchange Program..........................................  12
   Summary compensation table.....................................................................  16
   Option grants..................................................................................  17
   Option exercises and fiscal year-end values....................................................  20
   Pension plans..................................................................................  21
   Employment contracts...........................................................................  21
   Performance graphs.............................................................................  23
   Certain relationships and other transactions...................................................  24

Approval of Performance Goals for Executive Incentive Compensation (Item 2 on Proxy Card).........  24

Selection of Independent Auditors (Item 3 on Proxy Card)..........................................  26

Stockholder Proposals
   Stockholder Proposal Concerning Greenhouse Gas Emissions (Item 4 on Proxy Card)................  26
   Stockholder Proposal Concerning Severance Agreements with Executives (Item 5 on Proxy Card)....  28
   Stockholder Proposal Concerning Option Repricing (Item 6 on Proxy Card)........................  29
   Stockholder Proposal Concerning the Strategic Planning Process (Item 7 on Proxy Card)..........  31

Other Matters to Come Before the Meeting..........................................................  32

Appendix A--Sprint Corporation Policy Regarding Cancellation and Exchange Offerings and Repricings

                              SPRINT CORPORATION
                                P.O. Box 11315
                          Kansas City, Missouri 64112

                                PROXY STATEMENT

   These proxy materials are delivered in connection with the solicitation by the Board of Directors of Sprint Corporation (Sprint) of proxies to be voted at our 2002 Annual Meeting of Stockholders to be held April 16, 2002. On March 15, 2002, we commenced mailing this proxy statement and the enclosed form of proxy to Stockholders entitled to vote at the meeting.

Stockholders entitled to vote

   Stockholders of Sprint at the close of business on February 19, 2002, may vote at the meeting. As of that date the following shares were outstanding and entitled to vote:

                                                                        Votes
 Designation                                              Outstanding per share
 -----------                                              ----------- ---------
 Series 1 FON Stock ("FON Stock")........................ 889,686,430   1.0000
 Series 1 PCS Stock ("PCS Stock")........................ 648,294,927   0.9630
 Series 2 PCS Stock...................................... 305,928,799   0.0963
 Series 3 PCS Stock......................................  34,411,023   0.9630
 Class A Common Stock....................................  43,118,018   0.4820
 Preferred Stock--Fifth Series...........................          95   1.0000
 Preferred Stock--Seventh Series, Series 1 PCS underlying     123,314  62.6410
 Preferred Stock--Seventh Series, Series 2 PCS underlying     123,452   6.2641

   The relative voting power of Sprint's different classes of voting stock is determined under formulas in Sprint's Articles of Incorporation.

How to vote

   You may vote by proxy or in person at the meeting. To vote by proxy, you may use one of the following methods if you are a registered holder (that is, you hold your stock in your own name):

   . Telephone voting, by dialing 1-800-758-6973 and following the instructions on the proxy card,

   . Via the Internet, by going to the web address http://www.eproxyvote.com/fon and following the instructions on the proxy card,

   . Mail, by completing and returning the proxy card in the enclosed envelope.
     The envelope requires no additional postage if mailed in the United States.

If your shares are held in "street name" by a broker or other nominee, you should check the voting form used by that firm to determine whether you may vote by telephone or Internet.

How proxies work

   Giving your proxy means that you authorize us to vote your shares at the meeting in the manner you direct. If you sign, date, and return the enclosed proxy card but do not specify how to vote, we will vote your shares for the nominees for Directors designated below, for approval of the performance goals under which certain executives earn incentive compensation, for approval of the appointment of Sprint's auditors, and against the Stockholder proposals.

How to revoke a proxy

   You may revoke your proxy before it is voted at the meeting by:

   . voting again by telephone or on the Internet or completing a new proxy card with a later date--your latest vote will be counted,

   . filing an instrument of revocation with the Corporate Secretary of Sprint, or

   . voting in person at the meeting.

Required vote

   In order to carry on the business of the meeting, we must have a quorum. A quorum requires the presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting. We count abstentions and broker "non-votes" as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when you fail to provide voting instructions to your broker for shares you hold in "street name." Under those circumstances, your broker may be authorized to vote for you on some routine items but is prohibited from voting on other items. Those items for which your broker cannot vote result in broker "non-votes."

   The three nominees for Director receiving the greatest number of votes at the meeting will be elected as Directors. Abstentions and broker "non-votes" are not counted for this purpose.

   For all other matters to be voted upon at the meeting, the affirmative vote of a majority of votes cast in person or by proxy, and entitled to vote on the matter, is necessary for approval. For this purpose, if you vote to "abstain" from voting on a proposal, your shares will be treated as present and will have the same effect as if you voted against the proposal. Broker "non-votes," however, are not counted as cast for this purpose and have no effect on the outcome of the vote.

Costs of proxy solicitation

   We will pay the expenses of soliciting proxies. In addition to solicitation by mail, our officers may solicit proxies in person or by telephone. We have hired D. F. King & Co. to assist us in soliciting proxies for an anticipated fee of $8,500 plus out-of-pocket expenses.

Delivery of proxy materials to households where two or more Stockholders reside

   Securities and Exchange Commission (SEC) rules now allow us to deliver a single copy of an annual report, proxy statement, prospectus, or information statement to any household where two or more Stockholders reside if we believe the Stockholders are members of the same family. This rule benefits you by reducing the volume of duplicate information you receive at your household. It also benefits Sprint by reducing our printing and mailing costs.

   We mailed your household a single set of proxy materials this year unless you provided instructions to the contrary in response to a notice mailed to you last year. However, we mailed each Stockholder in your household a separate proxy card or voting instruction form. If you prefer to receive your own copy of the proxy materials for this year's Annual Meeting, please request a duplicate set by writing to Sprint Shareholder Relations, P.O. Box 11315, Kansas City, MO 64112 or by calling 1-800-259-3755 (option 4).

   If you prefer to receive your own copy of the proxy materials in the future, and you are a registered holder, please contact Sprint Shareholder Relations. If a broker or other nominee holds your shares, you may instruct your broker to send duplicate mailings by following the instructions on your voting instruction form or by contacting your broker.

   If you share a household address with another Stockholder, and you received duplicate mailings of the proxy materials this year, you may request that your household receive a single set of proxy materials in the future. If you are a registered holder, please contact Sprint Shareholder Relations. If a broker or other nominee holds your shares, follow the instructions on your voting instruction form or contact your broker.

   If you hold some Sprint shares as a registered holder, and other Sprint shares in the name of a broker or other nominee, we must send you proxy materials for each account. To avoid receiving duplicate sets of proxy materials, you may consolidate accounts or consent to electronic delivery as described in the following section.

Viewing the proxy materials on-line

   We are able to distribute the annual report and proxy statement to you in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to your address and eliminates the cost of sending these documents by mail. You may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. To make this election follow the instructions after you vote via the Internet. Alternatively, if you are a registered holder, go directly to http://www.econsent.com/fon/ to register your consent. If you hold your shares in the name of a broker or other nominee, please contact your broker concerning electronic delivery.

   Shareholders who have enrolled for electronic delivery receive an e-mail notice of shareholder meetings. The e-mail will provide links to Sprint's proxy statement and annual report. These documents are in PDF format so you will need Adobe Acrobat(R) Reader to view them on-line. The e-mail will also provide a link to a voting web site and your control number to use to vote via the Internet.

Confidential voting policy

   Your individual vote is kept confidential from our Directors, officers, and employees except for certain specific and limited exceptions. One exception occurs if you write opinions or comments on your proxy card. In that case, a copy of your proxy card is sent to us.

Attending the meeting

   If you hold your shares in the name of a broker or other nominee, and you plan to attend the meeting, please bring proof of ownership with you to the meeting. A brokerage account statement showing that you owned voting stock of Sprint on February 19, 2002, is acceptable proof. If you are a registered holder, no proof is required.

Stockholder proposals for next year

   Sprint's bylaws provide that the Annual Meeting of Stockholders is to be held on the third Tuesday in April of each year. In 2003, the third Tuesday falls on April 15.

   The deadline for Stockholder proposals to be included in the proxy statement for that meeting is November 15, 2002. If you intend to submit such a proposal, it must be received by Sprint's Corporate Secretary at 6200 Sprint Parkway, Overland Park, Kansas 66251, no later than that date.

   If you intend to bring a matter before next year's meeting, other than by submitting a proposal to be included in our proxy statement, you must give timely notice according to Sprint's bylaws. Those bylaws currently provide that, to be timely, your notice must be received by Sprint's Corporate Secretary at 6200 Sprint Parkway, Overland Park, Kansas 66251, on or after January 30, 2003 and on or before February 24, 2003. For each matter you intend to bring before the meeting, your notice must include a brief description of the business you wish to be considered and the reasons for conducting that business at the meeting. The notice must also include your name and address, the class and number of shares of Sprint that you own, and any material interest you have in that business.

Security ownership of certain beneficial owners

   The following table provides information about the only known beneficial owners of more than five percent of each class of Sprint's outstanding voting stock:

                                                                                         Percent
                                              Amount and Nature                         of Sprint
                      Name and Address          of Beneficial                Percent     Voting
Title of Class       of Beneficial Owner          Ownership          Series  of Class     Power
--------------       --------------------    -------------------    -------- --------   ---------
PCS common stock.... AXA Assurances I.A.R.D. 101,019,971 shares (6) Series 1   10.0%(6)   6.1%
                     Mutuelle (1)
                     Cox (2)                  101,885,696 shares    Series 2   10.3%      0.6%
                     Liberty PCS Trust (3)    174,043,103 shares    Series 2   17.6%      1.0%
Class A common stock FT (4)                    43,118,018 shares              100.0%      1.3%
Preferred stock..... Comcast (5)                   61,726 shares    Series 7   25.0%      0.0%
                     Cox (2)                       61,726 shares    Series 7   25.0%      0.0%
                     Liberty PCS Trust (3)        123,314 shares    Series 7   50.0%      0.5%

--------
(1) AXA Assurances I.A.R.D. Mutuelle, 370, rue Saint Honore, 75001 Paris,
    France.
(2) Cox Communications, Inc., 1400 Lake Hearn Drive, Atlanta, Georgia.
(3) Liberty PCS Trust, 1001 Green Oaks Drive, Littleton, Colorado.
(4) FT, 6 place d'Alleray, 75505 Paris Cedex 15, France.
(5) Comcast Corporation, 1500 Market Street, Philadelphia, Pennsylvania.
(6) Amount based solely on Schedule 13G received by Sprint as of the reporting date of the schedule.

Security ownership of Directors and executive officers

   The following table states the number of shares of Sprint's common stock beneficially owned, as of December 31, 2001, by each current Director, each executive officer named in the "Summary Compensation Table," and by all Directors and executive officers as a group. Including shares covered by options exercisable within 60 days, Mr. Esrey beneficially owned 1.1% of the outstanding shares of FON common stock. However, excluding shares covered by options that were not in-the-money on December 31, 2001, Mr. Esrey owned 0.3% of the outstanding FON common stock. Other than that, no individual Director or executive officer owned more than one percent of the outstanding shares of FON common stock or one percent of the outstanding shares of PCS common stock. As a group all the individuals owned 2.1% of the outstanding FON common stock and 1.1% of the outstanding PCS common stock. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.

                                                    FON Stock                      PCS Stock
                                          ------------------------------ ------------------------------
                                                       Shares Covered By              Shares Covered By
                                           Shares         Exercisable     Shares         Exercisable
Name                                       Owned          Options (1)     Owned          Options (1)
----                                      ---------    ----------------- ---------    -----------------
DuBose Ausley............................    15,985           29,700         8,150           12,383
Warren L. Batts..........................    38,333           33,412        19,521           17,681
J. Richard Devlin........................    75,168          626,943        61,709          292,122
William T. Esrey......................... 2,644,162(2)     7,620,876     1,576,196(3)     3,836,963
Irvine O. Hockaday, Jr...................     8,988           15,700         4,831            8,825
Arthur B. Krause.........................   259,033(2)       701,144       104,868(3)       333,314
Ronald T. LeMay.......................... 1,694,347        3,535,083     1,832,921          961,549
Charles E. Levine........................     7,078           78,538       158,914          245,607
Linda Koch Lorimer.......................    10,464           38,268        28,587           20,109
Charles E. Rice..........................    34,433           33,412        15,825           17,681
Louis W. Smith...........................     9,429            5,700         2,043            3,825
Stewart Turley...........................    20,000           33,412        10,390           17,681
All Directors and executive officers as a
  group (21 persons)..................... 5,367,759(2)    14,945,381     4,552,241(3)     6,642,428

--------
(1) These are shares that may be acquired upon the exercise of stock options exercisable on or within sixty days after December 31, 2001, under Sprint's stock option plans.
(2) Includes shares held by or for the benefit of family members in which beneficial ownership has been disclaimed: 33,666 shares held in trust for Mr. Esrey's children, 27,311 shares held by Mr. Krause's wife, and 61,783 shares held by or for the benefit of family members for all Directors and executive officers as a group.
(3) Includes shares held by or for the benefit of family members in which beneficial ownership has been disclaimed: 13,388 shares held in trust for Mr. Esrey's children, 10,354 shares held by Mr. Krause's wife, and 23,742 shares held by or for the benefit of family members for all Directors and executive officers as a group.

Section 16(a) beneficial ownership reporting compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires Sprint's Directors and executive officers to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Sprint's common stock and other equity securities of Sprint. Directors and executive officers are required by SEC regulations to furnish Sprint with copies of all Section 16(a) reports they file.

   To Sprint's knowledge, based solely on review of the copies of these reports furnished to Sprint and written representations that no other reports were required, during 2001 all Section 16(a) filing requirements applicable to its Directors and executive officers were complied with, except for failure to timely report on a Form 4 the sale of 3,000 shares of FON Stock by John P. Meyer, Senior Vice President and Controller, and the disposition of PCS Stock and derivatives upon the exercise by the counter-party to a covered call option under two contracts written by Gene M. Betts, Senior Vice President and Treasurer. These failures were inadvertent and, as soon as the oversights were discovered, the transactions were promptly reported.

Litigation

   In December 2000, Amalgamated Bank, an institutional Stockholder, filed a derivative action purportedly on behalf of Sprint against certain of Sprint's current and former officers and Directors in the Jackson County, Missouri, Circuit Court. The complaint alleges that the individual defendants breached their fiduciary duties to Sprint and were unjustly enriched by making undisclosed amendments to Sprint's stock option plans, by failing to disclose certain information concerning regulatory approval of the proposed merger of Sprint and WorldCom, Inc., and by overstating Sprint's earnings for the first quarter of 2000. The plaintiff seeks damages, to be paid to Sprint, in an unspecified amount. Two additional, substantially identical, derivative actions by other Stockholders have also been filed.

                           I. ELECTION OF DIRECTORS

                            (Item 1 on Proxy Card)

   The Board of Directors of Sprint is divided into three classes, with the term of office of each class ending in successive years. The terms of the Directors of Class I expire with this meeting. Each of the three nominees for Class I, if elected, will serve three years until the 2005 Annual Meeting and until a successor has been elected and qualified. The Directors in Class II will continue in office until the 2003 meeting and the Directors in Class III will continue in office until the 2004 meeting.

   The persons named in the accompanying proxy will vote your shares for the election of the nominees named below as Directors of Class I unless you direct otherwise. Each nominee has consented to be named and to continue to serve if elected. If any of the nominees become unavailable for election for any reason, the proxies will be voted for the other nominees and for any substitutes.

Nominees for Director

   The following information is given with respect to the nominees for election. Warren L. Batts, a Director of Sprint since 1982 and a present Class I Director, will retire at the Annual Meeting.

Class I--Nominees to Serve Three Years Until 2005 Meeting

DuBose Ausley, age 64. Chairman of Ausley & McMullen, a law firm, Tallahassee, Florida. He is a director of Capital City Bank Group, Inc., Tampa Electric Co., Inc., TECO Energy, Inc., and Blue Cross and Blue Shield of Florida, Inc. Mr. Ausley has been Chairman of Ausley & McMullen since 1996. He has also been Chairman of the Capital City Bank Group, Inc. for more than five years. Mr. Ausley has been a Director of Sprint since 1993.

[PHOTO]

DuBose Ausley

Irvine O. Hockaday, Jr., age 65. Retired President and Chief Executive Officer of Hallmark Cards, Inc., a manufacturer of greeting cards, Kansas City, Missouri. He is a director of Crown Media Holdings, Inc., Dow Jones, Inc., Ford Motor Company, Hallmark Cards, Inc., Estee Lauder, Inc., and UtiliCorp United. Mr. Hockaday served as President and Chief Executive Officer of Hallmark Cards, Inc. from 1985 to December 31, 2001. He has been a Director of Sprint since 1997.

[PHOTO]

Irvine O. Hockaday, Jr.

Ronald T. LeMay, age 56. President and Chief Operating Officer of Sprint, Westwood, Kansas. He is a director of The Allstate Corporation, Ceridian Corporation, and Imation Corporation. Mr. LeMay has served as President and Chief Operating Officer of Sprint since February of 1996 except for the period from July 1997 to October 1997 when he served as Chairman and Chief Executive Officer of Waste Management, Inc., a provider of comprehensive waste management services. Mr. LeMay was Chief Executive Officer of Sprint Spectrum L.P. (Sprint
PCS) from 1995 to 1996. He was a Director of Sprint from 1993 until July 1997 and re-elected in December 1997.
[PHOTO]

Ronald T. LeMay

Directors continuing in office

   The following information is given with respect to the Directors who are not nominees for election at this meeting.

Class II--Serving Until 2003 Annual Meeting

Charles E. Rice, age 66. Chairman of Mayport Venture Partners, LLC, and former Vice Chairman of Corporate Development, Bank of America Corporation, a bank holding company. He is a director of CSX Corporation, Bessemer Trust Company, and Post Properties, Inc. Before becoming Vice Chairman Corporate Development of Bank of America Corporation in 1998, Mr. Rice was Chairman of NationsBank, Inc. beginning in January 1998 and Chairman and Chief Executive Officer of Barnett Banks, Inc. from 1984 to 1998. He has been a Director of Sprint since 1975.

[PHOTO]

Charles E. Rice

Louis W. Smith, age 59. President and Chief Executive Officer of the Ewing Marion Kauffman Foundation, Kansas City, Missouri. He is a director of H & R Block, Inc. Before becoming President and Chief Executive Officer of the Ewing Marion Kauffman Foundation in 1997, he was President and Chief Operating Officer of the foundation beginning in 1995. He was President of Allied Signal Inc., Kansas City Division, from 1990 to 1995. He has been a Director of Sprint since 1999.

[PHOTO]

Louis W. Smith

Class III--Serving Until 2004 Annual Meeting

William T. Esrey, age 62. Chairman and Chief Executive Officer of Sprint, Westwood, Kansas. He is a director of Duke Energy Corporation, Exxon Mobil Corporation, and General Mills, Inc. Mr. Esrey has been Chairman of Sprint since 1990 and Chief Executive Officer since 1985. He has been a Director of Sprint since 1985.

[PHOTO]

William T. Esrey

Linda Koch Lorimer, age 49. Vice President and Secretary of the University, Yale University, New Haven, Connecticut. She is a director of McGraw-Hill, Inc., vice chair of the Community Foundation of Greater New Haven, and a trustee of Hollins University. Before becoming Vice President and Secretary of Yale University in 1993, Ms. Lorimer was President of Randolph-Macon Woman's College for more than six years. She has been a Director of Sprint since 1993.

[PHOTO]

Linda Koch Lorimer

Stewart Turley, age 67. Retired Chairman of Eckerd Corporation, a diversified retailer, Clearwater, Florida. He is a director of Marinemax, Inc. and WCI Communities, Inc. Before his retirement in 1997, Mr. Turley had been Chairman of Eckerd Corporation since 1975. He has been a Director of Sprint since 1980.

[PHOTO]

Stewart Turley

Compensation of Directors

   Annual retainer and meeting fees. Directors who are not employees of Sprint (the Outside Directors) are each paid $40,000 annually plus $1,250 for each meeting attended and $1,000 for each committee meeting attended. Under the 1997 Long-Term Stock Incentive Program, Outside Directors can elect to use these fees to purchase FON Stock and PCS Stock. They can also elect to have the purchased shares deferred and placed in a trust. Sprint also maintains the Directors' Deferred Fee Plan under which Outside Directors may elect to defer all or some of their fees.

   Stock options. On January 10, 2001, each Outside Director was granted an option to purchase 7,800 shares of FON Stock and 7,800 shares of PCS Stock at an option price equal to 100% of the fair market value on that date. The options expire ten years from the date of grant. Twenty-five percent of the shares subject to the option became exercisable on February 13, 2002, and an additional 25% become exercisable on February 13/th of each of the three succeeding years.

   With respect to these grants, vesting is accelerated in the event of the Outside Director's death, permanent disability, or attainment of mandatory retirement age (that is, the Annual Meeting closest to the Outside Director's 70/th birthday).

   Retirement Benefits. In 1982 Sprint adopted a retirement plan for its Outside Directors. Any Director of Sprint who served five years as a Director without simultaneously being employed by Sprint or any of its subsidiaries is eligible to receive benefits under the plan. The retirement plan was amended in December of 1996 to eliminate the retirement benefit for any Director who had not served five years as of the date of the amendment. An eligible Director retiring after March 30, 1989, will receive monthly benefit payments equal to the monthly fee (not including meeting fees) being paid to Directors at the time of the Director's retirement. The monthly retirement benefit would be $3,333 for any Director retiring while the current $40,000 annual fee remains in effect. The number of monthly benefit payments to a Director under the plan will equal the number of months served as a Director without simultaneously being employed by Sprint or any of its subsidiaries, up to a maximum of 120 payments.

   Outside Directors not eligible for benefits under the retirement plan after the December 1996 amendment received units representing shares of FON Stock and PCS Stock credited to their accounts under the Director's Deferred Fee Plan upon becoming a Director. Half of these units will vest upon completion of five years of Board service and ten percent will vest on each succeeding anniversary.

   Other benefits. Outside Directors are provided with Sprint residential long distance service limited to $6,000 per year. They are also provided with Sprint PCS service limited to $2,000 per year and use of PCS handsets. The Directors are reimbursed for income taxes associated with these benefits.

Board committees and Director meetings

   During 2001, the Board held six regular meetings and one special meeting. The Board of Directors has an Audit Committee, a Capital Stock Committee, an Executive Committee and an Organization, Compensation and Nominating Committee. All Directors attended at least 75% of the meetings of the Board, and Board committees on which they served, during 2001.

   The Audit Committee. The primary function of the Audit Committee is to advise and assist the Board in fulfilling its oversight responsibilities to the investment community, including current and potential shareholders. The Audit Committee acts on behalf of the Board and oversees all material aspects of Sprint's accounting and reporting processes and the quality and integrity of its financial statements. The committee's principal responsibilities in serving this function are described in the Audit Committee Charter that was approved by Sprint's Board of Directors. The Audit Committee reviews the engagement of the independent accountants, including the scope and general extent of their work, and reviews the fees and other compensation paid to the independent accountants. The committee recommends to the full Board the independent accountants who are appointed, subject to your approval at the Annual Meeting.

   The Chairman of the Audit Committee is Mr. Batts. The other members are Ms. Lorimer and Mr. Smith. Each of the members is a non-employee director of Sprint, and also an "independent" director within the meaning of Sections 303.01(B)(2)(a) and 303.01(B)(3) of the New York Stock Exchange's listed company manual. The Audit Committee met six times in 2001.

   The Capital Stock Committee. The Capital Stock Committee's role is to interpret and oversee the implementation of the Policy Statement Regarding Tracking Stock Matters. This policy provides generally that all material matters as to which the holders of FON Stock and the holders of PCS Stock may have potentially divergent interests will be resolved in a manner that the Board determines to be in the best interests of Sprint and all of its common Stockholders. In making this determination, the Board will give fair consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of Sprint's common stock.

   The Chairman of the Capital Stock Committee is Mr. Hockaday. The other members are Ms. Lorimer and Mr. Smith. The Capital Stock Committee met twice in 2001.

   The Executive Committee. The principal responsibility of the Executive Committee is to exercise powers of the Board on matters of an urgent nature that arise between regularly scheduled Board meetings.

   The Chairman of the Executive Committee is Mr. Esrey. The other members are Mr. Batts, Mr. Rice, and Mr. Turley. The Executive Committee did not meet in 2001, but took action by unanimous written consent on one occasion.

   The Organization, Compensation, and Nominating Committee. The principal responsibilities of the Organization, Compensation and Nominating Committee (Compensation Committee), as they relate to matters of executive compensation, are to: (a) assess and appraise the performance of the Chief Executive Officer and review the performance of executive management; (b) recommend to the Board of Directors base salaries, incentive compensation and other benefits for the Chief Executive Officer and other key officers; (c) counsel and advise management on plans for orderly development and succession of executive management; (d) take any and all action required or permitted to be taken by the Board of Directors under the stock option and restricted stock plans, stock purchase plans, incentive compensation plans and the deferred compensation plans of Sprint; and (e) review recommendations for major changes in compensation and benefit and retirement plans which have application to significant numbers of Sprint's total employees and which require review or approval of the Board of Directors.

   The principal responsibilities of the Compensation Committee, as they relate to the Director nomination process, are to: (a) periodically review the size and composition of the Board and make recommendations to the Board with respect to such matters; (b) recommend to the Board proposed nominees whose election at the next Annual Meeting of Stockholders will be recommended by the Board; and
(c) recommend persons proposed to be elected to fill any vacancy on the Board of Directors between Stockholder meetings. The committee will consider qualified nominees recommended by Stockholders. Such recommendations should be sent to the Organization, Compensation and Nominating Committee, c/o Corporate Secretary, Post Office Box 11315, Kansas City, Missouri 64112.

   The Chairman of the Compensation Committee is Mr. Turley. The other members are Mr. Hockaday and Mr. Rice. The Compensation Committee met nine times in 2001.

Audit Committee report

   The Audit Committee has reviewed and discussed Sprint's audited consolidated financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61--Communication with Audit Committees), as amended, relating to the auditors' judgment about the quality of Sprint's accounting principles, judgments and estimates, as applied in its financial reporting.

   The Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) that relates to the accountants' independence from Sprint and its subsidiaries, and has discussed with the independent public accountants their independence.

   Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Sprint's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the SEC.

                               Warren L. Batts, Chairman
                               Linda Koch Lorimer
                               Louis W. Smith

Compensation Committee report on executive compensation

   The Compensation Committee of the Board, which is composed of independent, non-employee Directors and has the principal responsibilities described on page 9 of this proxy statement, has furnished the following report on executive compensation:

   Sprint's compensation philosophy is to link, by using specific objectives, executives' compensation to the short-term and long-term performance of Sprint so as to maximize long-term Stockholder value. Sprint's executive compensation program consists of four elements: (1) base salary, (2) short-term incentive compensation, (3) long-term incentive compensation and (4) stock options. To develop a competitive compensation package, both base salary and total compensation (i.e., the sum of all four elements) are compared to market data from similarly sized companies in the telecommunications industry as well as other industries from surveys conducted by independent compensation consultants and from proxy data. The committee believes that the comparison groups accurately reflect the market in which Sprint competes for executive talent. Seven of the nine companies in the S&P Telephone Utility Index and the S&P Telecommunications (Long Distance) Index, which are used in the Stock Performance Graph on page 23 of this Proxy Statement, are included in the comparison groups. The committee's policy is to target base salaries at the 50th percentile for base pay of similar positions within the comparison group, and total compensation at the 75th percentile provided certain performance objectives are achieved.

   Section 162(m) of the Internal Revenue Code denies a tax deduction to any publicly held corporation, such as Sprint, for compensation in excess of $1 million paid to any officer named in the summary compensation table of the proxy statement (the Named Officer) unless such compensation is performance-based under Section 162(m). It is Sprint's policy to design its incentive compensation plans for the Named Officers in a manner so that such incentive compensation would be deductible under Section 162(m).

   Base Salary. Each year the committee makes a recommendation to the Board establishing base pay for all Named Officers. In making this recommendation for 2001, the committee considered the salaries of other executives within the comparison group and the executives' performance during 2000. With respect to the latter, the committee exercised its judgment in evaluating the executives' accomplishments during the year. As a result of his performance evaluations during his tenure as Chief Executive Officer, Mr. Esrey's base salary exceeds the median of the comparison group.

   Short-Term Incentive Compensation. Sprint's short-term incentive compensation (STIC) is a performance-driven annual incentive designed to promote the near term objectives of the organization. For the Named Officers, the material terms of the performance goals under STIC were approved by the Stockholders at the 1997 Annual Meeting.

   Target incentive opportunity for STIC is based on job level and potential impact on organization results. The STIC payout is based on the achievement of thirteen financial objectives--three for the Local Telecommunications Division
(LTD), four for Global Markets (GMG), five for Sprint PCS, and one cross-selling objective. For each objective, targets were established and compared to actual 2001 results. When the STIC payout for an individual financial performance measure exceeds 200%, and if that amount is more than $1,000, 50% of the excess payout amount will be carried forward and paid out in two equal annual installments.

The remaining STIC payout will be made at the same time other STIC payouts occur. All amounts carried forward will accrue interest at prime rate.

   . The objectives for the LTD related to operating income growth (40% weighting), net collectible revenue growth (40%), and economic value added
     (EVA) (20%). Actual results were 7.6% of target on a weighted average basis.

   . The objectives for the GMG related to operating income growth, excluding
     Sprint ION/(SM) (Integrated On-demand Network), High Speed Data (HSD), and Broadband Wireless (BWG), (20% weighting), operating income growth for Sprint ION, HSD and BWG (20%), net voice revenue (20%), and data, Internet and broadband net revenue (40%). Actual results were 38.6% of target on a weighted average basis.

   . The objectives for Sprint PCS related to share of decisions (20% weighting), average revenue per user (20%), cost to acquire per net gross addition (20%), cash cost per user (20%), and annual churn (20%). Actual results were 117.9% of target on a weighted average basis.

   . The objective for cross-selling related to net new joint customers. The actual result was 28.0% of target.

   The weights assigned for a particular executive among the LTD, GMG, Sprint PCS, and cross-selling depended on an executive's responsibilities with Sprint. The entire STIC payout for the Named Officers, and for certain other executive officers, was based on the achievement of these financial objectives. With respect to other executive officers (and all STIC participants who are not executive officers), however, the committee exercised its discretion to increase the payout relating to the LTD financial objectives to 75% of target. The action was warranted because, in comparing the division's performance to its peers, Sprint's LTD had relatively strong results on key financial measurements such as operating income growth, even though it did not meet the aggressive financial targets established. Executive officers who did not receive an increase relating to the LTD financial objectives received a special grant of options to purchase FON and PCS common stock.

   Mr. Esrey's STIC payout was based on the financial results described above, and was not adjusted relating to the LTD financial objectives, using relative weights for objectives--as follows: 25% for LTD, 25% for GMG, 40% for Sprint PCS, and 10% for cross-selling. Based on these factors, Mr. Esrey earned a payout of 61.5% of target. The executive officers earned STIC payouts on average of 62.1% of target.

   Long-Term Incentive Compensation. Sprint's long-term incentive compensation
(LTIP) is a three-year incentive plan designed to promote the long-term objectives of the organization. Target incentive opportunity is established as a percentage of the three-year average salary range midpoint and is based on job level and potential impact on organization results. The target incentive opportunity was converted to stock options under Sprint's Management Incentive Stock Option Plan (MISOP) using the same conversion ratio applied to Sprint's management incentive plans.

   Stock Options. Stock option grants combined with LTIP comprise long-term incentive compensation awarded to executive officers of Sprint. Total long-term incentive compensation is targeted at the 75th percentile of the comparison group. The Compensation Committee did not consider any measures of corporate or individual performance in determining option grants and did not consider the number of options already held by an executive. The Board believes that granting options and other stock awards to officers and other key employees enhances Sprint's ability to attract, retain and provide incentives to individuals of exceptional talent necessary for its continued success.

   During 2001, Mr. Esrey and Mr. LeMay were each granted options to buy 1,500,000 shares of FON Stock and 1,500,000 shares of PCS Stock as consideration for their entering into employment contracts. The terms of these contracts are described in the Employment Contracts section of this proxy statement. The contracts provide that the grants of these options are in lieu of annual executive stock option grants to Mr. Esrey and Mr. LeMay for the years 2002 and 2003, and, unless otherwise determined by the Compensation Committee, they will not be considered for or entitled to annual executive stock option grants in those years.

   In contrast to the normal vesting schedule of 25% per year, the options granted in the employment contract to Mr. Esrey do not become exercisable until February 26, 2005, at which time they will become exercisable in full. Mr. Esrey forfeits the options if he resigns before the options become exercisable or if Sprint terminates his employment unless the termination is without cause and at least two non-employee directors on Sprint's Board vote against his termination, in which case, the options will become fully exercisable upon termination. In other respects, the options have the same terms as other options issued under Sprint's 1990 Stock Option Plan, except that the options will not become exercisable automatically on Mr. Esrey's retirement at age 65, and the options will not, except following a change in control, continue to be eligible for vesting during periods when Mr. Esrey is receiving benefits under the severance arrangement of the employment contract.

   The options granted in connection with Sprint's employment contract with Mr. LeMay are similar to those granted to Mr. Esrey with only two exceptions. First, Mr. LeMay's stock options become 20% exercisable after four years, an additional 30% after five years, and the final 50% after six years. In addition, the options become exercisable in full upon Mr. Esrey's retirement, or a date no later than May 1, 2005, if Mr. LeMay does not become Chief Executive Officer of Sprint.

   Arthur Andersen LLP, Sprint's compensation consultant, advised the Board and the Compensation Committee that, in its opinion, the employment and compensation arrangements embodied in the new employment contracts were within competitive practice and that they were appropriate to meet Sprint's goals and in the best interests of Sprint's shareholders in that the level of compensation they provide is within the range of competitive practice for similarly situated executives in comparable companies and in the telecommunications industry, and that they were in the best interests of Sprint's shareholders in that they are intended to retain Mr. Esrey and Mr. LeMay and to align their interests with the interests of Sprint's shareholders.

   Also during 2001, the Board granted options that had been cancelled in 2000 under a program called the "Exchange Program," as explained below in the "Compensation Committee report on the Exchange Program." Mr. Esrey and Mr. LeMay were not eligible for the Exchange Program.

   Certain exempt employees elected under Sprint's MISOP to receive options in lieu of receiving up to 50% of their target opportunity under Sprint's management incentive plans during 2001. For each $4.54 reduction in an employee's target opportunity resulting from such election, the employee received an option to purchase one share of FON Stock and for each $4.54 reduction in target opportunity, the employee received an option to purchase one share of PCS Stock. The MISOP is in keeping with Sprint's philosophy of increasing the percentage of compensation tied to stock ownership. The Compensation Committee believes stock options more closely align stockholder and employee interests by focusing executives on long-term growth and profitability of Sprint and its common stock.

                               Stewart Turley, Chairman
                               Irvine O. Hockaday, Jr.
                               Charles E. Rice

Compensation Committee report on the Exchange Program

   During 2001, the Board granted options in exchange for options that had been cancelled in 2000 under a program called the "Exchange Program." Under the Exchange Program, Sprint employees were given a choice to cancel stock options granted to them in 2000, in exchange for an equal number of new options in the future. The new options that were granted on May 11, 2001, have an exercise price equal to the market price on that date. No members of Sprint's Board of Directors, including Mr. Esrey and Mr. LeMay, were eligible for the Exchange Program. All other active employees who had received stock options during 2000 were eligible.

   The Board approved the Exchange Program because Sprint employees were in an unusual circumstance. A large majority of the 2000 stock options were granted when Sprint's stock price contained a merger premium. That premium no longer was reflected in the stock price due to the regulators' failure to approve the merger and the subsequent termination of the proposed merger with WorldCom, Inc. In addition, options granted in 1999 and prior years had received accelerated vesting upon the affirmative merger vote by the Stockholders on April 28, 2000. When the Board approved the Exchange Program, it determined that existing options no longer had sufficient value to motivate and retain employees in the tight employment market.

                               Stewart Turley, Chairman
                               Irvine O. Hockaday, Jr.
                               Charles E. Rice

   The tables below provide information concerning the stock options covered by the Exchange Program for Sprint's executive officers. Except for the Exchange Program, no other repricing has occurred during the last ten years. In February 2002, the Board adopted a policy regarding the cancellation and exchange, or repricing, of existing stock options. A copy of the policy is attached as Appendix A to this proxy statement.

                          Ten-Year Option Repricings

 (This table heading and the column heading below use the term "repricing" as required by applicable regulation. However, as described above, the Exchange
                   Program was not a traditional repricing.)

                                   FON Stock

                                                                                          Length of
                                                                                           original
                                     Securities  Market price   Exercise                 option term
                                     underlying  of stock at  price at time              remaining at
                                     number of     time of    of repricing                 date of
                                    options/SARs repricing or      or                    repricing or
                                    repriced or   amendment     amendment   New exercise  amendment
           Name              Date   amended (#)      ($)           ($)       price ($)   (in months)
           ----              ----   ------------ ------------ ------------- ------------ ------------
Gene M. Betts.............. 5/11/01    60,000       21.93         66.25        21.93         104
 Senior Vice President      5/11/01    27,000       21.93         61.94        21.93         104
 and Treasurer              5/11/01     9,481       21.93         64.78        21.93         105
                            5/11/01    15,000       21.93         36.44        21.93         111

J. Richard Devlin.......... 5/11/01   100,000       21.93         66.25        21.93         104
 Executive Vice President-- 5/11/01    45,000       21.93         61.94        21.93         104
 General Counsel            5/11/01    15,434       21.93         64.78        21.93         105
 and External Affairs       5/11/01    30,000       21.93         36.44        21.93         111

Michael B. Fuller.......... 5/11/01   140,000       21.93         66.25        21.93         104
 President--                5/11/01    71,000       21.93         61.94        21.93         104
 Local Telecommunications   5/11/01    20,203       21.93         64.78        21.93         105
 Division                   5/11/01    44,000       21.93         36.44        21.93         111

Don G. Hallacy............. 5/11/01    42,000       21.93         59.19        21.93         107
 Former President--         5/11/01    16,500       21.93         36.44        21.93         111
 Technology Services

Arthur B. Krause........... 5/11/01   120,000       21.93         66.25        21.93         104
 Executive Vice President-- 5/11/01    54,000       21.93         61.94        21.93         104
 Chief Financial Officer    5/11/01    17,348       21.93         64.78        21.93         105
                            5/11/01    35,000       21.93         36.44        21.93         111

                                      Securities
                                      underlying                                          Length of
                                      number of                                            original
                                       options/  Market price   Exercise                 option term
                                         SARs    of stock at  price at time              remaining at
                                       repriced    time of    of repricing                 date of
                                          or     repricing or      or                    repricing or
                                       amended    amendment     amendment   New exercise  amendment
            Name               Date      (#)         ($)           ($)       price ($)   (in months)
            ----               ----   ---------- ------------ ------------- ------------ ------------

Kurtze, Arthur A............. 5/11/01   80,000      21.93         66.25        21.93         104
 Former President--           5/11/01   36,000      21.93         61.94        21.93         104
 National Integrated Services 5/11/01   13,022      21.93         64.78        21.93         105
                              5/11/01   33,000      21.93         36.44        21.93         111

Len J. Lauer................. 5/11/01   80,000      21.93         66.25        21.93         104
 President--                  5/11/01   40,000      21.93         61.94        21.93         104
 Global Markets Group         5/11/01   13,022      21.93         64.78        21.93         105
                              5/11/01   33,000      21.93         36.44        21.93         111

Charles E. Levine............ 5/11/01   29,000      21.93         66.25        21.93         104
 President--PCS               5/11/01   22,000      21.93         61.94        21.93         104
                              5/11/01    3,313      21.93         64.78        21.93         105
                              5/11/01   16,250      21.93         36.44        21.93         111

Forrest E. Mattix............ 5/11/01    6,000      21.93         66.25        21.93         104
 Senior Vice President--      5/11/01    4,500      21.93         61.94        21.93         104
 Public Relations             5/11/01    1,248      21.93         64.78        21.93         105
 and Brand Management         5/11/01   10,000      21.93         36.44        21.93         111

John P. Meyer................ 5/11/01   60,000      21.93         66.25        21.93         104
 Senior Vice President and    5/11/01   27,000      21.93         61.94        21.93         104
 Controller                   5/11/01    9,481      21.93         64.78        21.93         105
                              5/11/01   15,000      21.93         36.44        21.93         111

Liane J. Pelletier........... 5/11/01   24,000      21.93         66.25        21.93         104
 Senior Vice President--      5/11/01   11,000      21.93         61.94        21.93         104
 Strategic Planning           5/11/01    4,179      21.93         64.78        21.93         105
 & Corporate Development      5/11/01   10,000      21.93         36.44        21.93         111

I. Benjamin Watson........... 5/11/01   60,000      21.93         66.25        21.93         104
 Senior Vice President--      5/11/01   27,000      21.93         61.94        21.93         104
 Human Resources              5/11/01    9,481      21.93         64.78        21.93         105
                              5/11/01   15,000      21.93         36.44        21.93         111

                          Ten-Year Option Repricings

 (This table heading and the column heading below use the term "repricing" as required by applicable regulation. However, as described above, the Exchange
                   Program was not a traditional repricing.)

                                   PCS Stock


                                                                                           Length of
                                                                                            original
                                          Securities  Market price   Exercise             option term
                                          underlying  of stock at    price at             remaining at
                                          number of     time of      time of                date of
                                         options/SARs repricing or repricing or    New    repricing or
                                         repriced or   amendment    amendment   exercise   amendment
      Name                        Date   amended (#)      ($)          ($)      price ($) (in months)
      ----                        ----   ------------ ------------ ------------ --------- ------------
Gene M. Betts................... 5/11/01    30,000       24.59        51.16       24.59       104
 Senior Vice President           5/11/01    27,000       24.59        54.25       24.59       104
 and Treasurer                   5/11/01     3,615       24.59        51.31       24.59       105
                                 5/11/01     7,500       24.59        55.13       24.59       111

J. Richard Devlin............... 5/11/01    50,000       24.59        51.16       24.59       104
 Executive Vice President--      5/11/01    44,000       24.59        54.25       24.59       104
 General Counsel                 5/11/01     5,885       24.59        51.31       24.59       105
 and External Affairs            5/11/01    15,000       24.59        55.13       24.59       111

Michael B. Fuller............... 5/11/01    70,000       24.59        51.16       24.59       104
 President--                     5/11/01    52,000       24.59        54.25       24.59       104
 Local Telecommunications        5/11/01     7,704       24.59        51.31       24.59       105
 Division                        5/11/01    18,500       24.59        55.13       24.59       111

Don G. Hallacy.................. 5/11/01    21,000       24.59        52.44       24.59       107
 Former President--              5/11/01     7,000       24.59        55.13       24.59       111
 Technology Services

Arthur B. Krause................ 5/11/01    60,000       24.59        51.16       24.59       104
 Executive Vice President--      5/11/01    54,000       24.59        54.25       24.59      111
 Chief Financial Officer         5/11/01     6,615       24.59        51.31       24.59       105
                                 5/11/01    17,500       24.59        55.13       24.59       111

Kurtze, Arthur A................ 5/11/01    40,000       24.59        51.16       24.59       104
 Former President--              5/11/01    36,000       24.59        54.25       24.59       104
 National Integrated Services    5/11/01     4,965       24.59        51.31       24.59       105
                                 5/11/01    14,000       24.59        55.13       24.59       111

Len J. Lauer.................... 5/11/01    40,000       24.59        51.16       24.59       104
 President--Global Markets Group 5/11/01    30,000       24.59        54.25       24.59       104
                                 5/11/01     4,965       24.59        51.31       24.59       105
                                 5/11/01    14,000       24.59        55.13       24.59       111

Charles E. Levine............... 5/11/01   110,000       24.59        51.16       24.59       104
 President--PCS                  5/11/01    56,000       24.59        54.25       24.59       104
                                 5/11/01     9,234       24.59        51.31       24.59       105
                                 5/11/01    16,250       24.59        55.13       24.59       111

                                   Securities
                                   underlying                                      Length of
                                   number of                                        original
                                    options/  Market price   Exercise             option term
                                      SARs    of stock at    price at             remaining at
                                    repriced    time of      time of                date of
                                       or     repricing or repricing or    New    repricing or
                                    amended    amendment    amendment   exercise   amendment
           Name             Date      (#)         ($)          ($)      price ($) (in months)
           ----             ----   ---------- ------------ ------------ --------- ------------

Forrest E. Mattix......... 5/11/01   22,000      24.59        51.16       24.59       104
 Senior Vice President--   5/11/01   11,000      24.59        54.25       24.59       104
 Public Relations          5/11/01    3,479      24.59        51.31       24.59       105
 and Brand Management      5/11/01    5,000      24.59        55.13       24.59       111

John P. Meyer............. 5/11/01   30,000      24.59        51.16       24.59       104
 Senior Vice President and 5/11/01   27,000      24.59        54.25       24.59       104
 Controller                5/11/01    3,615      24.59        51.31       24.59       105
                           5/11/01    7,500      24.59        55.13       24.59       111

Liane J. Pelletier........ 5/11/01   12,000      24.59        51.16       24.59       104
 Senior Vice President--   5/11/01   11,000      24.59        54.25       24.59       104
 Strategic Planning        5/11/01    1,594      24.59        51.31       24.59       105
 & Corporate Development   5/11/01    5,000      24.59        55.13       24.59       111

I. Benjamin Watson........ 5/11/01   30,000      24.59        51.16       24.59       104
 Senior Vice President--   5/11/01   27,000      24.59        54.25       24.59       104
 Human Resources           5/11/01    3,615      24.59        51.31       24.59       105
                           5/11/01    7,500      24.59        55.13       24.59       111

Summary compensation table

   The following table reflects the cash and non-cash compensation for services in all capacities to Sprint by those persons who were, as of December 31, 2001, the chief executive officer and the other four most highly compensated executive officers of Sprint (the Named Officers):

                          Summary Compensation Table

                                   Annual Compensation                 Long-Term Compensation
                            ------------------------------    ----------------------------------------
                                                                          Awards              Payouts
                                                              ------------------------------ ---------
                                                                             Securities
                                                    Other     Restricted     Underlying
                                                    Annual      Stock      Options (#)(3)      LTIP     All Other
      Name And               Salary     Bonus    Compensation  Award(s)  -------------------  Payouts  Compensation
 Principal Position    Year  ($)(1)     ($)(1)       ($)        ($)(2)      FON       PCS       ($)       ($)(4)
 ------------------    ---- --------- ---------- ------------ ---------- --------- --------- --------- ------------
William T. Esrey...... 2001 1,075,000 $  213,020   153,623(5)        0   2,385,055 2,385,055         0    81,126
  Chairman and Chief   2000 1,000,000    220,176   103,986           0   1,316,623   645,679         0    72,698
  Executive Officer    1999 1,000,000  1,381,698   103,790           0   1,713,260   760,186         0    61,099

J. Richard Devlin..... 2001   429,600     40,878    20,903           0     285,290   209,741         0     8,220
  Executive Vice       2000   429,600     39,869     8,446           0     325,961   167,260         0    19,591
 President--General    1999   426,550    289,291     7,730           0     343,735   161,682         0    11,495
 Counsel and
 External Affairs

Arthur B. Krause...... 2001   435,500    249,134    10,546           0     325,581   237,348         0    45,710
  Executive Vice       2000   433,898     45,581    12,400           0     399,096   172,485         0    82,969
 President--Chief      1999   426,069    324,712     7,447           0     390,119   134,842         0    50,344
 Financial Officer

Ronald T. LeMay....... 2001   951,525    148,541   138,696(6)        0   2,048,821 2,048,821         0     5,100
  President and Chief  2000   902,400    124,964     5,824           0   1,721,824   590,196         0     5,868
  Operating Officer    1999   883,400    807,429    10,550           0     870,802   375,548         0     3,532

Charles E. Levine..... 2001   394,390    199,790     5,774     390,172     200,172   398,218         0     5,100
 President--Sprint     2000   350,775    248,664     5,415           0      73,887   246,020 1,316,778     7,650
 PCS(7)

--------
(1) Includes all amounts earned for the respective years, even if deferred under Sprint's Executive Deferred Compensation Plan. All bonuses were paid under Sprint's short-term incentive plans and do not include the value of the special grant of stock options received by the Named Officers as described in the Compensation Committee Report on Executive Compensation.
(2) As of December 31, 2001, the Named Officers held restricted shares of FON Stock and PCS Stock as set forth in the following table. The market value of the shares is based on a value of $20.08 per share for FON Stock and $24.41 per share for PCS Stock (the closing price at December 31, 2001). Each of the Named Officers has the right to vote and receive dividends on the restricted shares.

                            FON Stock                 PCS Stock
                    ------------------------- -------------------------
                    Number of shares  Value   Number of shares  Value
                    ---------------- -------- ---------------- --------
         Mr. Esrey.          0       $      0          0       $      0
         Mr. Devlin          0              0          0              0
         Mr. Krause          0              0          0              0
         Mr. LeMay.          0              0          0              0
         Mr. Levine      6,800        136,544      9,000        219,690

(3) Reflects the two-for-one stock splits of FON Stock in the second quarter of 1999 and PCS Stock in the first quarter of 2000.
(4) Consists of amounts for 2001 (a) contributed by Sprint under the Sprint Retirement Savings Plan and (b) representing the portion of interest credits on deferred compensation accounts under Sprint's Executive Deferred Compensation Plan that are at above-market rates, as follows:

                                 Savings Plan Above-Market
                                 Contribution   Earnings
                                 ------------ ------------
                      Mr. Esrey.    $5,100      $76,026
                      Mr. Devlin     5,100        3,120
                      Mr. Krause     5,100       40,610
                      Mr. LeMay.     5,868            0
                      Mr. Levine     7,650            0

(5) Includes the cost to Sprint of providing tax and financial services of $53,765.
(6) Includes the cost to Sprint of providing tax and financial services of $54,564.
(7) Mr. Levine was elected Chief Operating Officer--PCS on October 10, 2000 and President--Sprint PCS on February 13, 2001.

Option grants

   The following tables summarize options granted to the Named Officers under Sprint's stock option plans during 2001. The table does not reflect 2,931,104 shares of FON Stock and 1,166,035 shares of PCS Stock underlying options granted in prior years that, solely for technical reasons, were administratively re-granted with identical terms during 2001 to ensure compliance with certain tax requirements. This re-grant of options had no consequence to or impact on the Named Officers.

   The amounts shown as potential realizable values on these options are based on arbitrarily assumed annualized rates of appreciation in the price of Sprint's common stock of five percent and ten percent over the term of the options, as set forth in SEC rules. The Named Officers will realize no gain on these options without an increase in the price of Sprint's common stock that will benefit all Stockholders proportionately.

   Unless otherwise indicated, each option listed below has the following terms. Vesting is accelerated in the event of an employee's death or permanent disability. In addition, if an option has been outstanding for at least one year, vesting is accelerated upon a change in control or an employee's normal retirement at age 65 or older. A change in control is deemed to occur if (1) someone acquires 20% or more of the voting power of Sprint stock, (2) there is a change of a majority of the Directors within a two-year period, or (3) there is a merger in which Sprint is not the surviving entity. Each option has a reload feature. Sprint granted no stock appreciation rights during 2001.

                       Option Grants in Last Fiscal Year

                               FON Stock Options


                   Number of            % of
                  Securities        Total Options                        Potential Realizable Value
                  Underlying         Granted to   Exercise Or              at Assumed Annual Rates
                    Options         Employees In  Base Price  Expiration of Stock Price Appreciation
      Name        Granted (#)        Fiscal Year    ($/Sh)       Date        for Option Term(1)
      ----        -----------       ------------- ----------- ---------- ---------------------------
                                                                         0%      5%          10%
                                                                         --  ----------- -----------
William T. Esrey.    735,000(2)          2.2%        26.53     1/10/11   $0  $12,263,740 $31,078,725
                   1,500,000(3)          4.4%        22.97     2/26/11    0   21,663,848  54,900,443
                      48,183(4)          0.1%        21.93     5/11/11    0      664,372   1,683,649
                     101,872(5)          0.3%        21.93     5/11/11    0    1,404,664   3,559,693
J. Richard Devlin     65,000(2)          0.2%        21.93     5/11/11    0      896,253   2,271,282
                      10,308(4)          0.0%        21.93     5/11/11    0      142,132     360,190
                      19,548(5)          0.1%        21.93     5/11/11    0      269,538     683,062
                     100,000(6)(11)      0.3%        21.93      1/3/10    0    1,151,086   2,807,362
                      45,000(7)(11)      0.1%        21.93     1/24/10    0      522,218   1,275,684
                       9,901(8)(11)      0.0%        21.93      2/8/10    0      115,566     282,632
                       5,533(4)(11)      0.0%        21.93      2/8/10    0       64,582     157,944
                      30,000(2)(11)      0.1%        21.93      8/7/10    0      374,710     929,242
Arthur B. Krause.     88,000(2)          0.3%        21.93     5/11/11    0    1,213,389   3,074,967
                      11,233(4)          0.0%        21.93     5/11/11    0      154,886     392,513
                     120,000(6)(11)      0.4%        21.93      1/3/10    0    1,381,303   3,368,834
                      54,000(7)(11)      0.2%        21.93     1/24/10    0      626,662   1,530,821
                      11,319(8)(11)      0.0%        21.93      2/8/10    0      132,117     323,110
                       6,029(4)(11)      0.0%        21.93      2/8/10    0       70,371     172,103
                      35,000(2)(11)      0.1%        21.93      8/7/10    0      437,162   1,084,115
Ronald T. LeMay..    450,000(2)          1.3%        26.53     1/10/11    0    7,508,412  19,027,791
                   1,500,000(9)          4.4%        22.97     2/26/11    0   21,663,848  54,900,443
                      27,786(4)          0.1%        21.93     5/11/11    0      383,128     970,921
                      71,035(5)          0.2%        21.93     5/11/11    0      979,467   2,482,162
Charles E. Levine     95,750(2)          0.3%        21.93     5/11/11    0    1,320,250   3,345,773
                      11,833(4)          0.0%        21.93     5/11/11    0      163,159     413,478
                      22,026(5)          0.1%        21.93     5/11/11    0      303,706     769,650
                      29,000(6)(11)      0.1%        21.93      1/3/10    0      333,815     814,135
                      22,000(7)(11)      0.1%        21.93     1/24/10    0      255,307     623,668
                       1,503(8)(11)      0.0%        21.93      2/8/10    0       17,543      42,904
                       1,810(4)(11)      0.0%        21.93      2/8/10    0       21,127      51,668
                      16,250(2)(11)      0.0%        21.93      8/7/10    0      202,968     503,339

                       Option Grants in Last Fiscal Year

                               PCS Stock Options

                                                                    Potential Realizable Value
                  Number of        % of                               at Assumed Annual Rates
                 Securities    Total Options                        of Stock Price Appreciation
                 Underlying     Granted to   Exercise Or                for Option Term(1)
                   Options     Employees In  Base Price  Expiration ---------------------------
      Name       Granted (#)    Fiscal Year    ($/Sh)       Date    0%      5%          10%
      ----       -----------   ------------- ----------- ---------- --  ----------- -----------
William T. Esrey    735,000(2)      2.2%        26.69     1/10/11   $0  $12,335,965 $31,261,756
                  1,500,000(3)      4.5%        25.26     2/26/11    0   23,828,817  60,386,902
                     48,183(4)      0.1%        24.59     5/11/11    0      744,975   1,887,914
                    101,872(5)      0.3%        24.59     5/11/11    0    1,575,081   3,991,565

                                                                         Potential Realizable Value
                   Number of            % of                               at Assumed Annual Rates
                  Securities        Total Options                        of Stock Price Appreciation
                  Underlying         Granted to   Exercise Or                for Option Term(1)
                    Options         Employees In  Base Price  Expiration ---------------------------
      Name        Granted (#)        Fiscal Year    ($/Sh)       Date    0%      5%          10%
      ----        -----------       ------------- ----------- ---------- --  ----------- -----------
J. Richard Devlin     65,000(2)          0.2%        24.59     5/11/11   0   $ 1,004,989 $ 2,546,840
                      10,308(4)          0.0%        24.59     5/11/11   0       159,376     403,890
                      19,548(5)          0.1%        24.59     5/11/11   0       302,239     765,933
                      50,000(6)(11)      0.1%        24.59      1/3/10   0       645,370   1,573,979
                      44,000(7)(11)      0.1%        24.59     1/24/10   0       572,562   1,398,666
                       2,110(8)(11)      0.0%        24.59      2/8/10   0        27,616      67,539
                       3,775(4)(11)      0.0%        24.59      2/8/10   0        49,408     120,834
                      15,000(2)(11)      0.0%        24.59      8/7/10   0       210,085     520,990
Arthur B. Krause.     88,000(2)          0.3%        24.59     5/11/11   0     1,360,601   3,448,030
                      11,233(4)          0.0%        24.59     5/11/11   0       173,678     440,133
                      60,000(6)(11)      0.2%        24.59      1/3/10   0       774,443   1,888,775
                      54,000(7)(11)      0.2%        24.59     1/24/10   0       702,690   1,716,545
                       4,316(8)(11)      0.0%        24.59      2/8/10   0        56,489     138,151
                       2,299(4)(11)      0.0%        24.59      2/8/10   0        30,090      73,589
                      17,500(2)(11)      0.1%        24.59      8/7/10   0       245,100     607,821
Ronald T. LeMay..    450,000(2)          1.3%        26.69     1/10/11   0     7,552,631  19,139,851
                   1,500,000(9)          4.5%        25.26     2/26/11   0    23,828,817  60,386,902
                      27,786(4)          0.1%        24.59     5/11/11   0       429,610   1,088,715
                      71,035(5)          0.2%        24.59     5/11/11   0     1,098,299   2,783,305
Charles E. Levine    137,750(2)          0.4%        24.59     5/11/11   0     2,129,804   5,397,342
                      17,749(4)          0.1%        24.59     5/11/11   0       274,424     695,444
                      33,040(5)          0.1%        24.59     5/11/11   0       510,844   1,294,579
                     110,000(6)(11)      0.3%        24.59      1/3/10   0     1,419,813   3,462,754
                      56,000(7)(11)      0.2%        24.59     1/24/10   0       728,716   1,780,120
                       4,189(8)(11)      0.0%        24.59      2/8/10   0        54,827     134,086
                       5,045(4)(11)      0.0%        24.59      2/8/10   0        66,030     161,486
                      16,250(2)(11)      0.0%        24.59      8/7/10   0       227,592     564,406
                       6,689(10)         0.0%        22.05     1/27/07   0        49,476     112,031
                      11,506(10)         0.0%        22.05     12/8/08   0       117,395     279,590

--------
 (1) The dollar amounts in these columns are the result of calculations at the five percent and ten percent rates set by the SEC and are not intended to forecast future appreciation of Sprint's common stock.
 (2) The vesting schedule for this option is 25% on each of February 13, 2002, February 13, 2003, February 13, 2004, and February 13, 2005.
 (3) This option grant was made in consideration of Mr. Esrey's entering into an employment contract as described in the Compensation Committee Report on Executive Compensation. The vesting schedule for this option is 100% on February 26, 2005. Mr. Esrey will forfeit these options if he resigns before the options become exercisable or if Sprint terminates his employment unless the termination is without cause and at least two non-employee directors on Sprint's Board vote against his termination, in which case, the options will become fully exercisable. The options will not become exercisable automatically on Mr. Esrey's retirement at age 65. The definition of change in control for these options differs in that the level of stock acquisition needed to trigger a change in control is 30% of Sprint's combined voting power rather than 20% and the definition was refined as more fully described in the "Employment Contracts" section of this proxy statement.
 (4) This option vests 100% on December 31, 2003.
 (5) This option was granted under the MISOP. Under the MISOP, the optionee elected to receive options in lieu of receiving a portion of his bonus under the management incentive compensation plan. The MISOP benefits Sprint by reducing the cash bonus paid to the executive. It further increases the percentage of compensation tied to stock ownership, in keeping with Sprint's philosophy to more closely align stockholder and employee interests. This option vested 100% on December 31, 2001.

 (6) The vesting schedule for this option is 25% on each of May 11, 2001, May 11, 2002, May 11, 2003, and May 11, 2004.
 (7) This option vests 100% on May 11, 2002.
 (8) This option vested 100% on May 11, 2001.
 (9) This option grant was made in consideration of Mr. LeMay's entering into an employment contract as described in the Compensation Committee Report on Executive Compensation. The vesting schedule for this option is 20% on February 26, 2005, 30% on February 26, 2006, and 50% on February 26, 2007. This option also vests if Mr. LeMay does not become Chief Executive Officer of Sprint as more fully described in the "Employment Contracts" section of this proxy statement. Mr. LeMay will forfeit these options if he resigns before the options become exercisable or if Sprint terminates his employment unless the termination is without cause and at least two non-employee directors on Sprint's Board vote against his termination, in which case the options will become fully exercisable. The definition of change in control for these options differs in that the level of stock acquisition needed to trigger a change in control is 30% of Sprint's combined voting power rather than 20% and the definition was refined as more fully described in the "Employment Contracts" section of this proxy statement.
(10) This option is a reload option. A reload option is an option granted when an optionee exercises a stock option and makes payment of the purchase price using shares of previously owned FON Stock or PCS Stock. A reload option grant is for the number of shares utilized in payment of the purchase price and tax withholding, if any. The exercise price for a reload option is equal to the market price of FON Stock or PCS Stock on the date the reload option is granted. A reload option becomes exercisable one year from the date the original option was exercised and does not have a reload feature.
(11) These options were granted in exchange for options cancelled on November 10, 2000, under the terms of the Exchange Program described in the Compensation Committee report on the Exchange Program.

Option exercises and fiscal year-end values

   The following tables summarize the net value realized on the exercise of options in 2001, and the value of options outstanding at December 31, 2001, for the Named Officers.

                      Aggregated Option Exercises in 2001
                          and Year-end Option Values

                                   FON Stock

                     Shares       Value          Number of Securities              Value of Unexercised
                  Acquired on  Received(1)      Underlying Unexercised             In the Money Options
                  Exercise (#)     ($)            Options at 12/31/01                 At 12/31/01(2)
                  ------------ ----------- --------------------------------- ---------------------------------
                                           Exercisable (#) Unexercisable (#) Exercisable ($) Unexercisable ($)
                                           --------------- ----------------- --------------- -----------------
William T. Esrey.      0            0         7,267,126        2,867,832         39,925              0
J. Richard Devlin      0            0           603,193          230,841              0              0
Arthur B. Krause.      0            0           670,394          284,262         71,679              0
Ronald T. LeMay..      0            0         3,316,333        2,341,730              0              0
Charles E. Levine      0            0            50,537          169,393              0              0

                      Aggregated Option Exercises in 2001
                          and Year-end Option Values

                                   PCS Stock

                     Shares       Value          Number of Securities              Value of Unexercised
                  Acquired on  Received(1)      Underlying Unexercised             In the Money Options
                  Exercise (#)     ($)            Options at 12/31/01                 At 12/31/01(2)
                  ------------ ----------- --------------------------------- ---------------------------------
                                           Exercisable (#) Unexercisable (#) Exercisable ($) Unexercisable ($)
                                           --------------- ----------------- --------------- -----------------
William T. Esrey.         0            0      3,568,213        2,572,581       53,971,538          2,409
J. Richard Devlin         0            0        272,122          173,918        1,418,423          8,696
Arthur B. Krause.         0            0        306,939          218,032        3,927,945         10,902
Ronald T. LeMay..         0            0        795,924        2,158,103        4,558,352          1,389
Charles E. Levine    30,696      433,677        188,911          333,489          380,485         62,799

--------
(1) The value realized upon exercise of an option is the difference between the fair market value of the shares of FON Stock and PCS Stock received upon the exercise, valued on the exercise date, and the exercise price paid.
(2) The value of unexercised, in-the-money options is the number of shares underlying options times the difference between the exercise price of the options and the fair market value, at December 31, 2001, of FON Stock ($20.055) and PCS Stock ($24.635).

Pension plans


   Under the Sprint Retirement Pension Plan, eligible employees generally accrue for each year of service a retirement benefit equal to 1.5% of career average compensation, subject to limitations under the Internal Revenue Code. In addition, the Named Officers participate in a supplemental retirement plan that provides additional benefits. Assuming each of the Named Officers continues to work at Sprint until age 65 and that his pensionable compensation for years after 2001 will be his 2001 pensionable compensation, the Named Officers would receive an estimated annual pension benefit, expressed as an annuity for life, as follows: Mr. Esrey--$1,294,700, Mr. Devlin--$308,800, Mr. Krause--$415,000, Mr. LeMay--$680,700, and Mr. Levine--$375,350.

   In addition, Sprint has a key management benefit plan that permits a participant to elect a supplemental retirement benefit. More information on the plan is provided in the following section under "Employment Contracts."

Employment contracts

   Employment contracts with Mr. Esrey and Mr. LeMay. Sprint entered into new employment contracts with Mr. Esrey and Mr. LeMay, each dated February 26, 2001, designed to ensure their long-term employment with Sprint, to provide competitive compensation, and to link their compensation to shareholder value. The employment contracts combine, supercede, and amend several previously disclosed agreements between Sprint and each of Messrs. Esrey and LeMay, including contingency employment agreements, non-competition and severance agreements, and a post-retirement consulting agreement with Mr. Esrey.

   Mr. Esrey has agreed in his employment contract not to compete with Sprint, and his agreement has been expanded in several ways: the scope of competitive activity has been expanded from a focus on voice communications to include data-centric aspects of Sprint's business, the term of the covenant has been extended from 18 months to 36 months following termination of Mr. Esrey's employment, the geographic extent of the covenant has been clarified to ensure inclusion of international communications companies doing business in the United States, and the covenant remains binding following a change in control of Sprint. In addition, Mr. Esrey has agreed to additional covenants protecting Sprint's interests.

   Mr. Esrey has also agreed in his employment contract to waive any right to claim benefits under his old contingency employment agreement arising from Sprint's shareholder approval in 2000 of the merger with WorldCom, Inc., and has agreed to a more limited definition of "change in control" to govern the contingency employment arrangement under the new employment contract. Among other things, the new definition of change in control raises the level of stock acquisition needed to trigger a change in control from 20% to 30% of Sprint's combined voting power and refines the requirements for mergers and other transactions so as to eliminate triggering a change in control in transactions that do not represent a change in control of the resulting entity. In other respects, the new employment contract continues the arrangements of the prior agreement for providing payment of benefits for a period of up to 35 months to Mr. Esrey if Sprint terminates his employment without cause or he resigns due to a diminution in his responsibilities, authority, or compensation within three years (or the end of the term of the employment contract, if earlier) following a change in control of Sprint. The benefits are substantially similar to those provided under the superceded contingency employment agreement and are described below. The employment contract also continues in effect the severance arrangement providing benefits to Mr. Esrey for a period of up to 18 months if, before a change in control of Sprint, Sprint terminates his employment without cause or he resigns due to a serious diminution in his responsibilities, authority, or compensation while employed by Sprint. These benefits are also described below.

   The employment contract also obligates Mr. Esrey to provide up to 30 days per year of consulting services following a termination of his employment after February 26, 2003, or in certain other circumstances, at a per diem rate for the days he provides services based on his salary at the time of his termination. For the first 10 years of the post-retirement consulting arrangement, Sprint agrees to provide Mr. Esrey access to facilities and services comparable to those provided him during his employment. Thereafter, and for the remainder of Mr. Esrey's life, Sprint is only required to provide Mr. Esrey with a comparable office and secretarial support.

   Mr. LeMay's employment contract is similar to the contract with Mr. Esrey with two exceptions. First, upon Mr. Esrey's retirement, or a date no later than May 1, 2005, if Mr. LeMay does not become Chief Executive Officer of Sprint, his options become exercisable in full and he is entitled to up to 12 months of severance benefits if he resigns within 60 days. Second, Mr. LeMay's contract does not contain a post-retirement consulting arrangement.

   Employment contract with Mr. Levine. In 2001, Mr. Levine entered into an employment contract patterned on the employment contract entered into by Mr. LeMay. This agreement, however, provides only for a 18-month post-employment covenant not to compete, requires no board action to effect a termination for cause, and provides no commitment by the board to consider share acquisition or retention loans. The agreement did not provide for grants of stock options in lieu of annual executive grants, but Sprint did grant shares of restricted stock to Mr. Levine as partial consideration for entering into the employment contract.

   Sprint has filed these employment contracts with the SEC. They are available on the SEC's website at www.sec.gov, and Sprint hereby incorporates them by reference.

   Contingency employment arrangements. Sprint has contingency employment agreements with Messrs. Devlin and Krause and has provided contingency employment arrangements in the new employment contracts with Messrs. Esrey, LeMay, and Levine, that provide for separation pay and benefits if, following a change in control of Sprint, Sprint terminates their employment without cause or they resign due to a diminution in responsibilities, authority, or compensation. The benefits include monthly salary payments for up to 35 months and three payments each equal to the highest short-term plus the highest long-term incentive compensation awards received for the three performance periods before termination. For purposes of the Key Management Benefit Plan, they will be deemed to have remained a Key Executive (as defined in the plan) until age 60 and interest will be credited to their accounts under the Executive Deferred Compensation Plan at the maximum rate allowed under the plan. In addition, Sprint will determine their retirement benefits assuming three years of additional service and will not impose on them any reduction to benefits for early retirement. The benefits also include life, disability, medical, and dental insurance coverage for up to 35 months following termination. Finally, these officers are not subject to plan provisions that require a reduction of benefits to levels deductible under Section 280G of the Internal Revenue Code, and if any excise tax is imposed on them by Section 4999 of the Internal Revenue Code as a result of a change in control, Sprint will make them whole. As noted above, Mr. Esrey and Mr. LeMay have waived their right to any benefits resulting from shareholder approval of the WorldCom, Inc., merger under their old contingency employment agreements.

   Non-competition and severance arrangements. Mr. Devlin and Mr. Krause have each signed non-competition and severance agreements with Sprint and Messrs. Esrey, LeMay, and Levine have similar provisions in their employment contracts. These arrangements prohibit the executives from performing services for a competitor for up to 18 months (36 months in the case of Mr. Esrey and Mr. LeMay) following termination of their employment. The severance arrangements provide that they will receive 18 months of compensation and benefits following an involuntary termination of employment without cause or upon a constructive discharge following a diminution of their responsibilities or compensation, or a forced relocation in certain circumstances.

   Key management benefit plan. Sprint has a key management benefit plan providing for a survivor benefit in the event of the death of a participant or, in the alternative, a supplemental retirement benefit. Under the plan, if a participant dies before retirement, the participant's beneficiary will receive ten annual payments each equal to 25% of the participant's highest annual salary during the five-year period immediately before the time of their death. If a participant dies after retiring or becoming permanently disabled, the participant's beneficiary will receive a benefit equal to 300% (or a reduced percentage if the participant retires before age 60) of the participant's highest annual salary during the five-year period immediately before the time of retirement or disability, payable either in a lump sum or in installments at the election of the participant. At least 13 months before retirement, a participant may elect a supplemental retirement benefit in lieu of all or a portion of the survivor benefit. The supplemental retirement benefit will be the actuarial equivalent of the survivor benefit. Messrs. Esrey, Devlin, Krause, LeMay, and Levine are participants in the plan.


Performance graphs

   The graph below compares the yearly percentage change in the cumulative total return for FON Stock as compared with the S&P(R) 500 Stock Index, the S&P(R) Telephone Utility Index and the S&P(R) Telecommunications (Long Distance) Index, for the five-year period from December 31, 1996 to December 31, 2001. The return for FON Stock is based on the historical return of Sprint common stock before the 1998 recapitalization of Sprint's common stock into FON Stock and PCS Stock (the 1998 Recapitalization) as adjusted for the recapitalization and is based on the return of FON Stock after the 1998 Recapitalization. The returns for the S&P indexes are compounded annually.

   The companies that comprise the S&P Telephone Utility Index are ALLTEL Corporation, BellSouth Corporation, CenturyTel, Inc., Qwest Corporation, SBC Communications, Inc., and Verizon Communications Inc. The companies that comprise the S&P Telecommunications (Long Distance) Index are AT&T Corporation, Global Crossing Ltd., WorldCom, Inc., and Sprint FON Group.


                              1996   1997   1998   1999   2000   2001
                             ------ ------ ------ ------ ------ ------
         Sprint FON......... 100.00 150.08 244.71 395.37 120.90 122.33
         S&P 500............ 100.00 133.36 171.47 207.55 188.67 166.25
         S&P (Long Distance) 100.00 141.58 229.43 268.00  82.46  90.36
         S&P Telephone...... 100.00 140.12 205.88 217.12 191.48 160.42

   The graph below compares the yearly percentage change in the cumulative total return for PCS Stock as compared with the S&P(R) 500 Stock Index and the Barclays Capital Wireless Index, for the period from November 23, 1998 to December 31, 2001. The returns for the S&P and Barclays indexes are compounded annually.

   The companies which comprise the Barclays Capital Wireless Index are Alltel, Centennial Communications, Leap Wireless, Millicom, Nextel Communications, Price Communications, Rural Cellular, Sprint PCS, Telesystem, US Cellular, Vimpel Communications, Vodafone, and Western Wireless.


                                   11/23/98  1998   1999   2000   2001
                                   -------- ------ ------ ------ ------
         Sprint PCS...............  100.00  124.58 552.19 220.21 263.02
         S&P 500..................  100.00  103.45 125.41 114.00 100.45
         Barclays Capital Wireless  100.00  114.19 280.70 165.16 126.68

Certain relationships and other transactions

   Mr. Ausley is chairman of the law firm of Ausley & McMullen, which provided legal services to certain affiliates of Sprint in 2001 for which it billed $723,292.

                     II. APPROVAL OF PERFORMANCE GOALS FOR
                       EXECUTIVE INCENTIVE COMPENSATION

                            (Item 2 on Proxy Card)

   Section 162(m), which was added to the Internal Revenue Code in 1993, denies a publicly-traded corporation's tax deduction for compensation it pays to certain executive officers in excess of $1 million per year for such officer.
Section 162(m) also provides an exception for performance-based compensation the material terms of which have been approved by a corporation's stockholders.

   In 1997, Sprint's stockholders approved, in accordance with Section 162(m), the material terms of incentive compensation provided to certain executive officers. Section 162(m) requires that stockholders approve the material terms of incentive compensation plans every five years if the company has the ability to change performance targets from year to year. Accordingly, under this proposal Sprint's stockholders are being asked again to approve the material terms of incentive compensation provided to certain executive officers.

   The proposal updates the list of business criteria on which performance goals may be based to ensure that the Compensation Committee can provide incentives that properly reflect Sprint's business objectives. In addition, the proposal includes the annual maximum amount of compensation that can be awarded to any employee and those employees eligible for incentive compensation.

   The Compensation Committee determines periods of time (generally one to three years in length) during which Sprint's performance will be measured. Executives may earn incentive payouts based on achievement of either short-term or long-term performance objectives. Incentive compensation payouts may take the form of cash and/or shares of FON and/or PCS common stock. For future payouts which the company intends to qualify as performance-based compensation in accordance with Section 162(m) including those payouts based on performance during 2002, the stockholders are asked to approve the following:

   . Business criteria--Business criteria that will be used to set performance goals may be based on any of the following, alone, in combination, or relative to other companies in Sprint's industry group, and may be applicable to Sprint in total or any one or part of Sprint's divisions, joint ventures, or complementary businesses as the Compensation Committee deems appropriate: revenue, earnings, shareholder return, economic value added (EVA), cash flow, operating performance, expenses, capital spending, market share, market expansion, customer acquisition, customer satisfaction and employee satisfaction.

   . Annual maximum incentive payout limit--The maximum payment in any calendar year to any employee is limited to $7.5 million (exclusive of incentive opportunity received in stock options).

   . Eligible employees--The eligible employees for any year shall be the Named
     Officers identified in the Summary Compensation Table of the proxy statement for that year and other key employees of the company designated by the Compensation Committee.

   The actual amount of incentive payouts with respect to the performance objectives and formulas for 2002 that may be made under the incentive plans are not presently determinable because such amounts are dependent on the future attainment of the performance objectives with respect to such payouts. Subject to the Compensation Committee's discretion to reduce payouts, the following table shows the incentive payouts that would have been received by all participants for 2001 had the performance goals been based on selected business criteria:

                               Name and position                                 Dollar Value
                               -----------------                                 ------------
William T. Esrey, Chairman and Chief Executive Officer.......................... $   213,020
J. Richard Devlin, Executive Vice President General Counsel and External Affairs $    40,878
Arthur B. Krause, Executive Vice President--Chief Financial Officer............. $   249,134
Ronald T. LeMay, President and Chief Operating Officer.......................... $   148,541
Charles E. Levine, President Sprint PCS......................................... $   199,790
All executive officers as a group............................................... $ 1,587,807
Non-employee Directors.......................................................... $         0
Non-executive Officer Employee Group............................................ $90,987,761

   Because the Board believes that appropriate incentive compensation is critical to the ability of Sprint to attract and retain individuals necessary for its success, the Compensation Committee and the Board of Directors believe that approval of the material terms of the incentive compensation is in the best interest of Sprint and its stockholders. These approvals are not required by the plans or by applicable securities laws or stock exchange rules. In the event that stockholders do not approve the material terms, payments would not be made under the incentive compensation program referred to above, and payments under any alternative program would not qualify for the exclusion from the $1 million limit under Section 162(m).

   The Board of Directors recommends that you vote FOR the approval.

                    III. SELECTION OF INDEPENDENT AUDITORS
                            (Item 3 on Proxy Card)

   The Board of Directors of Sprint has voted to appoint Ernst & Young LLP as independent auditors to examine the consolidated financial statements of Sprint and its subsidiaries for the year ended December 31, 2002, subject to your approval at the Annual Meeting.

   Ernst & Young has examined the financial statements of Sprint since 1965. Representatives of Ernst & Young will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. The affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote at the Annual Meeting is necessary for the approval of the appointment of Ernst & Young as independent auditors. If the appointment of Ernst & Young is not approved at the meeting, the Board will consider the selection of another accounting firm.

   Audit Fees. For professional services rendered for the audit of Sprint's year 2001 financial statements and the review of the financial statements included in Sprint's year 2001 Forms 10-Q, Ernst & Young billed Sprint a total of $2.5 million.

   Financial Information Systems Design and Implementation Fees. There were no fees by Ernst & Young related to financial information system design and implementation during 2001.

   All Other Fees. In addition to the fees described above, Ernst & Young billed Sprint an aggregate of $9.4 million for all other services rendered during 2001. Of this amount, $4.3 million consists of fees for audit related services. Audit related services generally include fees for regulatory cost allocation audits, benefit plan audits, accounting consultations, SEC Registration Statements, and revenue assurance and security controls compliance reviews. Other services include fees primarily for tax services, non-financial software and system development, and project management.

   In addition to services Ernst & Young provided to Sprint, some Sprint executives engage Ernst & Young to provide financial planning and tax services. Sprint reimburses the executives for the fees associated with these services.

   The Audit Committee considered whether the non-audit services rendered by Ernst & Young were compatible with maintaining Ernst & Young's independence as auditors of Sprint's financial statements.

   The Board of Directors recommends that you vote FOR the approval of the appointment.

                           IV. STOCKHOLDER PROPOSALS

                      A. STOCKHOLDER PROPOSAL CONCERNING
                           GREENHOUSE GAS EMISSIONS

                            (Item 4 on Proxy Card)

   The Missionary Oblates of Mary Immaculate, 391 Michigan Avenue, NE, Washington, DC 20017-1516, owner of 12,700 shares of PCS Stock, has given notice of its intention to introduce the following resolution at the Annual Meeting. The Sisters of Providence Community Support Trust, Saint
Mary-of-the-Woods, Indiana, is co-sponsor of the resolution.

WHEREAS:

   . The Intergovernmental Panel on Climate Change has found "new and stronger evidence that most of the warming observed over the last 50 years is attributed to human activity." (IPCC, 2001)

   . Growing evidence indicates that environmental damage from fossil fuel burning will be major and worldwide. Threats to human health and habitats include (IPCC, 2001):

     . widespread increase in the risk of floods inundating the homes of tens of millions of people, resulting in increased drowning, disease and, in developing countries, hunger;

     . increases, in some geographic areas, in droughts, floods, landslides, storms, and incidences of water-borne (cholera) and vector-borne (malaria) diseases; and

     . irreversible damage to vulnerable ecosystems, with increased risk of extinction of more vulnerable species and loss of biodiversity.

   . In July 2001, 178 nations signed the Bonn agreement, requiring industrialized nations to reduce greenhouse emissions to 5.2% less than 1990 levels, by 2008. (Wall Street Journal, 7/24/01)

   . Dupont's CEO stated, "We are preparing our company for a long journey to a more climate-friendly . . . global economy. We have already reduced our global greenhouse gases by nearly 60%, [and are] committed to . . . setting new goals for 2010: reducing global carbon-equivalent greenhouse gas emissions by 65% [from 1990 levels]; holding total energy use flat [at 1990 levels]; and using renewable resources for 10% of our global energy use." (11/00)

   . Major automakers are developing alternative non-combustion engines and technologies to reduce vehicles' fossil fuel demands. Ford's Chairman has said, "We are committed to an improvement in fuel economy for all of our vehicles . . . [and] a reduction in carbon dioxide emissions. We know greenhouse gases and global temperatures are increasing." (4/14/00)

   . Royal Dutch/Shell and BP have invested in renewables for years. Royal
     Dutch/Shell added a penalty of $5/ton of carbon produced when evaluating investment returns on new projects, anticipating more stringent carbon-related regulatory regimes. (Financial Times, 9/12/00)

   . Companies with top-rated environmental records are faring significantly better financially than those with worse records. From 1997-2000, they had 3.53% higher annual returns on investment than a broader universe of companies, and 7.80% higher annual returns than companies with low-rated environmental records. (QED International, 2001)

   . Thirty-nine top religious leaders stated, " . . . global warming is a scientific fact. . . More investment in renewable energy and fuel efficiency is now a moral imperative, especially because these are technologically feasible and economically viable." (National Council of Churches, 5/21/01)

   . We believe that good stewardship of our resources requires that we reduce polluting emissions when possible and prudent.

RESOLVED: that the Company report to shareholders (at reasonable cost and omitting proprietary information) by August 2002 on (a) total annual greenhouse gas emissions (i) from our company's own operations and (ii) from its products (as best as the Company can estimate); and (b) an estimate of the feasibility and cost of substantially reducing these emissions, together with an evaluation of whether our Company would need such changes to be made on an industry-wide basis and, if so, how that could be accomplished.

The Company's Response to the Stockholder Proposal

   Sprint believes this proposal is inappropriate given the nature of Sprint's operations. Sprint provides telecommunications services that reduce worldwide greenhouse gas emissions by being substitutes for activities that produce greenhouse gases. An example would be videoconferencing services that reduce the need for transportation. Sprint's operations have a minimal impact on greenhouse gas emissions, especially compared to companies in energy production, transportation, and manufacturing industries.

   Sprint is committed to the preservation of our global environment and the quality of life in the communities where we live and operate. Sprint continues to pursue efficient uses of corporate resources, including energy resources, in an effort to reduce its costs. This economic incentive to conserve energy resources has a positive influence on worldwide greenhouse emissions.

   Given Sprint's very limited impact on this particular environmental issue, it is not in Sprint's or its Stockholders' best interest to commit company resources to study and report on the issues as proposed in this resolution. Accordingly, the Board recommends a vote against the proposal.

                      B. STOCKHOLDER PROPOSAL CONCERNING
                     SEVERANCE AGREEMENTS WITH EXECUTIVES

                            (Item 5 on Proxy Card)

   The Amalgamated Bank of New York LongView Collective Investment Fund, 11-15 Union Square, New York, New York 10003, owner of 284,500 shares of FON Stock and 298,500 shares of PCS Stock, has given notice of its intention to introduce the following resolution at the Annual Meeting.

   RESOLVED, that the shareholders of Sprint Corp. ("Sprint" or the "Company") urge the Board of Directors to seek shareholder approval for future severance agreements with senior executives that provide benefits in an amount exceeding two times the sum of the executive's base salary plus bonus. "Future severance agreements" include agreements renewing, modifying or extending existing severance agreements or employment agreements that contain severance provisions.

Stockholder's Statement in Support of the Proposal

   Sprint has entered into employment agreements with CEO William Esrey and certain other senior managers of the Company. Among other things, these agreements provide that in the event any of those executives' employment is terminated following a change of control of the Company, the executive will be entitled to receive salary payments for 35 months, three payments equal to the highest short-term plus the highest long-term incentive compensation awards received during the preceding three years, and continuation of certain benefits.

   The potential magnitude of severance benefits payable to Sprint's senior executives was highlighted recently in connection with the failed merger with MCI WorldCom. Investor and media attention focused on the payout Mr. Esrey would receive, which was estimated at over $400 million, although almost all of that amount would have stemmed from the exercise of stock options that vested when the deal was approved by Sprint's shareholders.

   We recognize that severance agreements such as those the Company has entered into with Mr. Esrey and other senior executives may be appropriate in some circumstances. However, given the magnitude of the benefits payable under such agreements, and the effect of the agreements upon a change of control of the Company, we believe that Sprint should seek shareholder approval of any future such agreements.

   Because it may not always be practical to obtain prior shareholder approval, Sprint would have the option under this proposal of seeking approval after the material terms of the agreement were agreed upon.

   Last year this proposal was supported by 34% of the shareholders who voted on the resolution. Institutional investors such as the California Public Employees Retirement System have recommended shareholder approval of these types of agreements in their proxy voting guidelines. Also, the Council of Institutional Investors favors shareholder approval if the amount payable exceeds 200% of the senior executive's annual base salary.

   For these reasons we urge shareholders to vote FOR this proposal.

The Company's Response to the Stockholder Proposal

   Sprint has contingency employment agreements with a limited number of its top executives that provide for 35 months severance upon termination or job diminution following a change of control of the company. Like other large companies, Sprint believes that these such severance agreements are reasonable and appropriate. According to 2001 Guide to Change of Control published by Executive Compensation Advisory Services, 78% of chief executive officers have severance arrangements paying three times compensation or more. Four of five major competitors of Sprint provide severance payments based on periods as long or longer than the 35 months used by Sprint.

   The agreements are intended to provide financial security against possible job loss to key Sprint executives, particularly in the context of a potential change of control when the Board needs the objective assessment and advice of these executives to determine whether the bid is in the best interests of Sprint and its Stockholders. Even after a change in control, payments will be made only if the executive is terminated without cause or resigns due to a diminution in responsibilities, authority, or compensation.

   The proponent concedes that nearly all of the potential benefits in connection with the terminated WorldCom merger resulted from unrealized appreciation of stock options rather than from severance agreements. The vesting of stock options upon Stockholder approval of a change in control was a specific provision in Sprint's stock option plans as well as those of other companies, and was unrelated to any executive severance agreements. Further, Sprint's stock option plan now requires, as do the severance arrangements entered into during 2001, that a merger be consummated before a change in control occurs and any possibility of severance is triggered.

   The proponent suggests that stockholder approval for future severance agreements could be obtained after the material terms were agreed upon. We think this is impractical and counterproductive. The proposal would place Sprint at a competitive disadvantage in recruiting and retaining executive talent because severance arrangements offered by Sprint would be uncertain and therefore less valuable than those committed to by Sprint's competitors whose arrangements would not be contingent upon stockholder approval.

   Because the proposal would limit Sprint's flexibility to offer the competitive employment arrangements required to recruit and retain its executives, the Board recommends a vote against the proposal.

                            C. STOCKHOLDER PROPOSAL
                          CONCERNING OPTION REPRICING

                            (Item 6 on Proxy Card)

   The International Brotherhood of Electrical Workers Pension Benefit Fund, 1125 Fifteenth St. N.W., Washington, D.C. 20005, owner of 227,404 shares of FON Stock, has given notice of its intention to introduce the following resolution at the Annual Meeting. The New York State Common Retirement Fund, A.E. Smith State Office Building, Albany, New York 12236, owner of 2,907,150 shares of FON Stock and 3,609,800 shares of PCS Stock is co-sponsor of the resolution.

   RESOLVED: That the shareholders of Sprint Corporation ("Sprint") urge the Board of Directors of Sprint to adopt a policy that Sprint shall not reprice (or terminate and regrant) to a lower exercise price any stock option already granted to any employee or director of Sprint, without the prior approval of the holders of a majority of Sprint's issued and outstanding shares of common stock.

Stockholder's Statement in Support of the Proposal

   On October 17, 2000, following a substantial decline in the price of its stock, Sprint announced it was repricing certain stock options. The Company offered option holders the choice to cancel options granted in 2000 in exchange for new options to purchase an equal number of shares at an exercise price equal to the market price on May 11, 2001.

   These stock options had an average exercise price of $59.15. By May 11, 2001, the company's stock had fallen to $22 per share. The structure of this repricing put the interests of shareholders and employees at odds. Shareholders, obviously, would benefit if the value of the stock increased between October 17, 2000 and May 11, 2001. However, employees would be rewarded with a low exercise price on their options if the value of the stock decreased during that time period. The proper goal of well designed option plans should be to align, not separate, the interests of shareholders and employees.

   Stock option grants are used to attract, retain and motivate qualified employees. Shareholders generally support the use of reasonable incentive compensation, particularly when the compensation plan is designed to reward superior performance and align management's interests with those of the shareholders.

   Repricing is the practice of lowering the exercise price for stock options whose exercise price is above the market price of the stock or allowing such options to be exchanged for options with lower exercise prices. This practice undermines the goal of linking compensation to company's performance. Repricing essentially rewards poor performance and divides the interests of option holders from those of shareholders who cannot reprice their stock.

   In an effort to discourage repricings, the Financial Accounting Standards Board has ruled that repriced options will not receive the favorable accounting treatment normally given to stock option grants. While Sprint's plan may circumvent the new rules and technically avoid unfavorable accounting treatment, the outcome is not entirely certain. In any case, it is clear that Sprint's repricing is substantially that which the FASB rule was intended to discourage.

   As reasonable shareholders, we recognize that certain situations may justify stock option repricing. In those rare instances, however, shareholders, not the Board of Directors, should decide on the appropriateness of repricing.

   Sprint's stock performance has lagged significantly behind all major stock indices. Shareholders have suffered from this decline, and we believe the incentive should be for management to increase the long-term performance of Sprint rather than increase their opportunity to gain personally from a decline in market value.

The Company's Response to the Stockholder Proposal

   In February, 2002, Sprint's Board adopted a policy placing limits on the circumstances in which it will approve option exchange programs or repricings without prior or subsequent shareholder approval. Under the policy, the Board will not, without shareholder approval, engage in option repricings or exchange programs unless the Board (1) determines that the price history of the underlying stock is not so volatile as to suggest that the options being repriced are likely to be back in the money over the near term, (2) explains in a public announcement its rationale for taking the action, addressing in particular whether events leading to a price decline were beyond management's control, (3) restricts any such action to a reasonably equivalent value-for-value exchange, taking into account all significant economic terms of the old and new options as well as other changes in employee compensation occurring in connection with the proposed action, (4) does not permit any new options to be exercisable immediately upon exchange, (5) requires the new options to expire no later than the old options, (6) requires the new options to have a strike price that is at least equal to, and possibly above, the market price of the underlying stock, and (7) excludes members of the Board and the named executive officers in Sprint's most recent proxy statement from any exchange program or repricing.

   The Board's policy seeks to ensure that any such action would require an exchange of comparable value from employees to Sprint, would exclude Sprint's top officers and board members, and would otherwise be reasonable.

   As a general matter, Sprint agrees with proponent's view that repricing of options may be justified in rare instances only. Sprint disagrees, however, that Stockholder approval should be a pre-condition to any repricing or exchange of options. In light of the Board's policy, Sprint believes that the shareholder's proposal is not necessary to address legitimate shareholder concerns relating to option repricing or exchange programs.

   In the rare instances where such an extreme action--including one in compliance with the Board's policy--would be required to retain employees, Sprint believes that the time and uncertainty that would be involved in presenting the issue to a vote of shareholders would defeat the retention purposes of the action and put Sprint's competitors, employees, and others on notice that Sprint believes such an extreme action is necessary. This is particularly true in the form of approval proposed by the proponents, who would require a vote of a "majority of Sprint's issued and outstanding shares of common stock," rather than a majority of votes present or represented at the meeting. Because about 83% of Sprint's shares are typically present at Sprint shareholder meetings, this would give approximately one-third of the outstanding votes the power to veto an action approved by a 60% majority of the votes cast.

   Because Sprint's current policy already adequately addresses the concerns raised in the proposal and for the other reasons set forth above, the Board recommends a vote against the proposal.

                            D. STOCKHOLDER PROPOSAL
                   CONCERNING THE STRATEGIC PLANNING PROCESS

                            (Item 7 on Proxy Card)

   The Massachusetts Laborers' Pension Fund, 14 New England Executive Park, Burlington, Massachusetts, 01803-0900, owner of 6,500 shares of FON Stock, has given notice of its intention to introduce the following resolution at the Annual Meeting.

   Resolved, that the shareholders of Sprint Corporation ("Company") hereby urge that the Board of Directors prepare a description of the Board's role in the development and monitoring of the Company's long-term strategic plan. Specifically, the disclosure should include the following: (1) A description of the Company's corporate strategy development process, including timelines; (2) An outline of the specific tasks performed by the Board in the strategy development and the compliance monitoring processes; and (3) A description of the mechanisms in place to ensure director access to pertinent information for informed director participation in the strategy development and monitoring processes. This disclosure of the Board's role in the strategy development process should be disseminated to shareowners through appropriate means, whether it be posted on the Company's website, or sent via a written communication to shareholders.

Stockholder's Statement in Support of the Proposal

   The development of a well-conceived corporate strategy is critical to the long-term success of a corporation. While senior management of our Company is primarily responsible for development of the Company's strategic plans, in today's fast-changing environment it is more important than ever that the Board engage actively and continuously in strategic planning and the ongoing assessment of business opportunities and risks. It is vitally important that the individual members of the Board, and the Board as an entity, participate directly and meaningfully in the development and continued assessment of our Company's strategic plan.

   A recent report by PricewaterhouseCoopers entitled "Corporate Governance and the Board--What Works Best" examined the issue of director involvement in corporate strategy development. The Corporate Governance Report found that chief executives consistently rank strategy as one of their top issues, while a poll of directors showed that board contributions to the strategic planning process are lacking. It states: "Indeed, it is the area most needing improvement. Effective boards play a critical role in the development process, by both ensuring a sound strategic planning process and scrutinizing the plan itself with the rigor required to determine whether it deserves endorsement."

   The Company's proxy statement, and corporate proxy statements generally, provides biographical and professional background information on each director, indicates his, or her, compensation, term of office, and board committee responsibilities. While this information is helpful in assessing the general capabilities of individual directors, it provides shareholders no insight into how the directors, individually and as a team, participate in the critically important task of developing the Company's operating strategy. And, while there is no one best process for board involvement in the strategy development and monitoring processes, shareholder disclosure on the board's role in strategy development would provide shareholders information with which to better assess the performance of the board in formulating corporate strategy. Further, it would help to promote "best practices" in the area of meaningful board of director involvement in strategy development.

   We urge your support for this important corporate governance reform.

The Company's Response to the Stockholder Proposal

   Sprint believes that the development and implementation of a well-conceived corporate strategy is critical to our long-term success. The report called for in this proposal, however, would not aid in this process. To the extent such reports contain meaningful information, those disclosures would provide information to Sprint competitors, which would not be in the best interests of Sprint and its Stockholders.

   Sprint's Board has an active and regular role in assessing and approving Sprint's corporate strategy. As part of its regularly scheduled meetings the Board reviews and approves Sprint's strategy, which in turn, is the foundation for setting one year and three-year goals and financial forecasts. More significantly, however, the Board discusses and reviews strategy and implementation issues as part of virtually every board meeting. Such frequent Board review of the company's strategy is warranted because of the rapidly changing and intensely competitive telecommunications marketplace.

   The proposal is flawed because it suggests a simplistic view of the role of corporate boards in the strategy development process. The proposal appears to assume that the Board locks in on a static plan and then shifts focus to monitoring compliance. In reality, the strategic planning process is continuous. Strategic plans, including long term plans, need to be updated and modified to reflect changes in technology, regulation and government policy, industry structure, and other factors. More importantly, the proposal could be affirmatively harmful to Sprint and its shareholders because public disclosure of specific board actions (for example, specific timelines) could give competitors useful competitive information.

   Accordingly, the Board recommends a vote against the proposal.

                  V. OTHER MATTERS TO COME BEFORE THE MEETING

   No other matters are intended to be brought before the meeting by Sprint, and Sprint does not know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

                                           By order of the Board of Directors
                                                     Thomas A. Gerke
                                           Vice President, Corporate Secretary
                                                            and
                                                Associate General Counsel

March 15, 2002

                                                                     Appendix A

                      SPRINT CORPORATION POLICY REGARDING
              CANCELLATION AND EXCHANGE OFFERINGS AND REPRICINGS

   Sprint Corporation ("Sprint") believes the cancellation and exchange, or repricing, of existing stock options may be justified only in unusual and compelling circumstances. Sprint also believes, however, that the delay and uncertainty created by a shareholder vote may not be in the best interests of its shareholders. Taking the foregoing into consideration, any offer by Sprint to cancel and exchange, or proposal to reprice, existing employee or director stock options (the new or repriced options being referred to as "New Options") will be subject to prior, or conditioned upon subsequent, shareholder approval unless the Sprint Board of Directors (the "Board") determines that the following criteria have been met.

   Stock Price Volatility: The underlying stock's historic trading patterns will be reviewed, and the Board will determine that the stock's price is not so volatile that the options are likely to be back in the money over the near term. The Board will not consider this criteria fulfilled in circumstances where New Options have been issued pursuant to this Policy without a shareholder vote within the prior 12 months.

   Rationale: As part of the public announcement of the proposed action, the Board will explain why the existing options are being cancelled and exchanged or repriced. The Board will also address whether the events leading up to the decline in share price were beyond management's control.

   Value-for-Value Exchange: The proposed action will represent a reasonably equivalent value-for-value exchange. For purposes of making the value-for-value calculation, the Board may take into account all value-affecting terms such as the exchange ratio, vesting and expiration terms, and any other compensation changes occurring in connection with the proposed action (e.g., suspension or deferral of regularly scheduled option grants).
   Option Vesting: The New Options will not be immediately vested or exercisable.

   Term of the Option: The expiration date of the New Options will be no later than the expiration date of the existing options.

   Price: The per share price for the New Options may be, but is not required to be, set at a premium to the per share market price of the underlying stock at grant date. If the exercise price of the New Options is set at a premium to market, it will be taken into account with respect to the value-for-value criteria.

   Participants: Members of the Board and the five named executive officers as identified in the most recent Sprint proxy statement on file with the SEC at the time of Board approval of the proposed action will be excluded from participation.

                              SPRINT CORPORATION
                  P.O. Box 11315, Kansas City, Missouri 64112

  This Proxy is Solicited on Behalf of the Board of Directors for the Annual
                           Meeting on April 16, 2002

  The Board of Directors recommends a vote FOR items 1, 2, and 3 and AGAINST items 4, 5, 6, and 7.

 The undersigned hereby appoints W.T. Esrey, J.R. Devlin and A.B. Krause, and each of them, with full power of substitution, as proxies, to vote all the shares of common and preferred stock of Sprint Corporation ("Sprint") that the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders to be held April 16, 2002, and any adjournment thereof, upon the matters set forth on the reverse side, and in their discretion upon such other matters as may properly come before the meeting.

 This Proxy, if signed and returned, will be voted as specified on the reverse side. If this card is signed and returned without specifications, your shares will be voted FOR items 1, 2, and 3 and AGAINST items 4, 5, 6, and 7. A majority of said proxies, or any substitute or substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all the powers of said proxies hereunder.

 Please sign exactly as your name(s) appear(s) on the reverse side of this card. If shares are held jointly, any one of the joint owners may sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing. PLEASE VOTE THIS PROXY PROMPTLY whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.


HAS YOUR ADDRESS CHANGED?
==========================================

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
               (triangle up) FOLD AND DETACH HERE (triangle up)

If you are voting by telephone or the Internet, do not return your proxy card.
        Telephone and Internet voting is provided for under Kansas law.

                          Two Ways to Vote Your Proxy
                        (in addition to voting by mail)
                         VOTE BY TELEPHONE OR INTERNET
                         24 Hours a Day--7 Days a Week
               Save Your Company Money--It's Fast and Convenient

           TELEPHONE                              INTERNET                               MAIL
         1-800-758-6973                 http://www.eproxyvote.com/fon
 .Use any touch-tone telephone.   OR   .Go to the website address       OR   .Mark, sign and date the proxy
 .Have this proxy form in hand.         indicated above.                      card on the reverse side.
 .Enter the Control Number             .Have this proxy form in hand.        .Detach the proxy card.
  located on the reverse side of       .Enter the Control Number             .Return the proxy card in the
  this card.                            located on the reverse of this        postage-prepaid envelope
 .Follow the simple recorded            card.                                 provided.
  instructions.                        .Follow the simple instructions.

--------------------------------------------------------------------------------

                                       X

PLEASE MARK VOTES
AS IN THIS EXAMPLE


--------------------------------------------------------------------------------
                              SPRINT CORPORATION
--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR Items 1, 2, and 3.

1. To elect the nominees listed below, and each of them, as For All  With- For All
 Directors of Class I; and while Sprint has no reason to    Nominees hold  Except
 believe that any of the nominees will decline or be unable
 to serve, if any do, to vote with discretionary authority. --       --    --

                                                            --       --    --

01. DuBose Ausley  02. Irvine O. Hockaday, Jr.  03. Ronald T. LeMay

NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                            For  Against  Abstain
2. To approve performance goals under which executives
 earn incentive compensation.                               --   --       --

                                                            --   --       --

3. To approve the appointment of Ernst & Young LLP as       --   --       --
 independent auditors of Sprint for 2002.
                                                            --   --       --

The Board of Directors recommends a vote AGAINST Items 4, 5, 6 and 7.
                                                            For  Against  Abstain
4. Stockholder proposal concerning greenhouse gas
 emissions.                                                 --   --       --

                                                            --   --       --

5. Stockholder proposal concerning severance arrangements   --   --       --
 with executives.
                                                            --   --       --

6. Stockholder proposal concerning option repricing.        --   --       --

                                                            --   --       --

7. Stockholder proposal concerning the strategic planning   --   --       --
 process.
                                                            --   --       --

Mark box at right if an address change has been noted on the reverse side --
of this card.
                                                                          --

                                                    ---------------------
        Please be sure to sign and date this Proxy. Date
        -----------------------------------------------------------------


        ------------Stockholder sign here     ------Co-owner sign here -

--------------------------------------------------------------------------------
               (triangle up) FOLD AND DETACH HERE (triangle up)

FIDELITY INSTITUTIONAL RETIREMENT SERVICES CO.
P.O. BOX 9107
HINGHAM, MA  02043-9107















Sprint Retirement Savings Plan               Centel Retirement Savings Plan for
Sprint Retirement Savings Plan for           Bargaining Unit Employees
Bargaining Unit Employees

   FOR FASTER, MORE CONVENIENT VOTING USE THE INTERNET OR TOUCH TONE TELEPHONE

INTERNET VOTING:  www.proxyweb.com     TOUCH TONE TELEPHONE VOTING: 800-597-7657
                  ----------------                                  ------------

                  **** CONTROL NUMBER: 999 999 999 999 99 ****

   --------Please fold and detach card at perforation before mailing---------


                   FIDELITY MANAGEMENT TRUST COMPANY, TRUSTEE
                P.O. Box 9109, Hingham, Massachusetts 02043-9860

 Voting Instructions for Annual Meeting of Stockholders of Sprint Corporation on April 16, 2002


         I hereby direct Fidelity Management Trust Company, either in person or by proxy, to vote all shares of FON Common Stock and PCS Common Stock of Sprint Corporation (Sprint) which have been allocated to my account(s) under the Sprint Retirement Savings Plan, the Sprint Retirement Savings Plan for Bargaining Unit Employees, and the Centel Retirement Savings Plan for Bargaining Unit Employees at the Annual Meeting of Stockholders to be held April 16, 2002, and any adjournments thereof, in the manner specified on the reverse side, and to authorize named individuals as proxies to vote in their discretion upon such other matters as may properly come before the meeting:

                    Date __________________________, 2002.

                    If you sign this card and it is received by Fidelity Management Trust Company by April 10, 2002, your shares will be voted as specified on the reverse side, or if this card is signed and returned without specifications, your shares will be voted FOR items 1, 2, and 3 and AGAINST items 4, 5, 6 and 7.

                    -----------------------------------
                    Signature

         You are entitled to direct the voting of the total number of shares of FON Common Stock and PCS Common Stock of Sprint allocated to your accounts through February 19, 2002, the record date for voting at the April 16, 2002, Stockholders Meeting. Your accounts are held within one or more of the following plans: (a) the Sprint Retirement Savings Plan (including TRASOP and Centel Employees' Stock Ownership Plan accounts), (b) the Sprint Retirement Savings Plan for Bargaining Unit Employees, and (c) the Centel Retirement Savings Plan for Bargaining Unit Employees (including Centel Employees' Stock Ownership Plan account). These plans each provide for the trustee to vote all Sprint shares held in the trusts for which they do not receive voting instructions in the same proportions as they vote the Sprint shares for which they do receive instructions.

         Statements of your accounts will be provided separately.

 ----------Please fold and detach card at perforation before mailing-----------

Please vote by filling in the appropriate boxes below. If you do not specify, your shares will be voted FOR proposals 1, 2, and 3 and AGAINST 4, 5, 6 and 7.

 Please fill in box(es) as shown using black or blue ink or number 2 pencil |X|

                        PLEASE DO NOT USE FINE POINT PENS

1.    To elect the nominees listed below, and each of them, as Directors of                        FOR all           WITHHOLD
      Class I; and while Sprint has no reason to believe that any of the                       nominees listed      authority
      nominees will decline or be unable to serve, if any do, to authorize                    (except as marked  to vote for all
      named individuals as proxies to vote with discretionary authority.                            to the       nominees listed
(To withhold authority to vote for any individual nominee write the nominee's                 contrary at left)      at left
name on the line below.)
01) DuBose Ausley     02) Irvine O. Hockaday, Jr.    03) Ronald T. LeMay                              [ ]               [ ]

--------------------------------------------------------------------------------



                                                                                                 FOR       AGAINST      ABSTAIN
2. To approve performance goals under which executives earn incentive compensation.              [ ]         [ ]          [ ]
3. To approve the appointment of Ernst & Young LLP as independent auditors of
   Sprint for 2002.                                                                              [ ]         [ ]          [ ]

SHAREHOLDER PROPOSALS
4. Stockholder proposal concerning greenhouse gas emissions.                                     [ ]         [ ]          [ ]
5. Stockholder proposal concerning severance agreements with executives.                         [ ]         [ ]          [ ]
6. Stockholder proposal concerning option repricing.                                             [ ]         [ ]          [ ]
7. Stockholder proposal concerning the strategic planning process.                               [ ]         [ ]          [ ]

                         (Please sign on reverse side.)